Supplement To Prospectus dated December 3, 1999 as Supplemented by the Prospectus Supplement dated December 3, 1999

Washington Mutual Bank, FA
Seller and Servicer

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor

Mortgage-Backed Pass-Through Certificates, Series 1999-WM2

•

This supplement relates to the offering of the Mortgage-Backed Pass-Through Certificates, Series 1999-WM1, Class 1 A-2, Class 2 A-2, Class 3 A-2 , Class 5 A-2, Class 6 A-2, Class 7 A and Class 8 A certificates, the supplemental offered certificates. Additional information is contained in the prospectus supplement and in the prospectus of the depositor referred to above.

•

The Certificate Principal Balances as of the close of business on March 19, 2001, of the supplemental offered certificates are as follows: Class 1 A-2, $208,709,000.00, Class 2 A-2, $147,243,000.00, Class 3 A-2, $350,619,000.00, Class 5 A-2, $469,803,000.00, Class 6 A-2, $490,357,000.00, Class 7 A, $32,788,414.81 and the Class 8 A, $51,756,825.64.

This supplement may be used to offer and sell the certificates offered hereby only if accompanied the prospectus and prospectus supplement referred to above.

CREDIT SUISSE FIRST BOSTON

Supplement dated March 23, 2001

THE MORTGAGE POOL

           Capitalized terms used in this supplement but not defined shall have the meanings set forth in the base prospectus or the prospectus supplement.

           Delinquency, foreclosure, REO and bankruptcy information with respect to the Mortgage Loans set forth in this supplement is based solely upon the information set forth in the Statement to Certificateholders, dated March 19, 2001. The Statement to Certificateholders is provided monthly to the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The information set forth in the Statement to Certificateholders is based upon the balances of the Mortgage Loans as of the close of business on February 28, 2001 (the "Delinquency Reference Date"). Copies of the Statements to Certificateholders are available from the Trustee to certificateholders upon request.

           All other mortgage pool information herein is as of March 16, 2001 (the "Reference Date").

           The Mortgage Pool consists of 9,581 Mortgage Loans with an aggregate Principal Balance as of the Reference Date of approximately $3,897,329,854.56. As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 339 months.

           As of the Reference Date, the aggregate Principal Balance of the Mortgage Loans was equal to approximately 83.07% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

           As of the Delinquency Reference Date, 0.97% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by one month. As of the Delinquency Reference Date, 0.24% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by two months. As of the Delinquency Reference Date, 0.13% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by three or more months. As of the Delinquency Reference Date, 0.07% of the Mortgage Loans (by aggregate Principal Balance) are in foreclosure. As of the Delinquency Reference Date, 0.01% of the Mortgage Loans (by aggregate Principal Balance) are REO. As of the Delinquency Reference Date, 0.12% of the Mortgage Loans (by aggregate Principal Balance) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the weighted average Mortgage Rate of the Discount Mortgage Loans was approximately 6.97465%. As of the Reference Date, the weighted average Servicing Fee Rate of the Discount Mortgage Loans was approximately 0.375%. As of the Reference Date, the weighted average remaining term to maturity of the Discount Mortgage Loans was approximately 339 months.

          As of the Reference Date, the Group 1 Loans consist of 986 Mortgage Loans, with an aggregate Principal Balance of approximately $390,159,974.06. As of the Reference Date, the Group 1 Loans have a weighted average remaining term to maturity of approximately 336 months. As of the Reference Date, the Group 1 Loans bore interest at a Mortgage Rate of at least 5.8750% per annum but not more than 6.80% per annum, with a weighted average Mortgage Rate of approximately 6.56502% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 1 Loans was equal to approximately 83.31% of the aggregate Group 1 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 1.32% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.24% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are delinquent by two months. As of the Delinquency Reference Date, 0.24% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, none of the Group 1 Loans are in foreclosure. As of the Delinquency Reference Date, none of the Group 1 Loans are REO. As of the Delinquency Reference Date, 0.35% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 2 Loans consist of 912 Mortgage Loans, with an aggregate Principal Balance of approximately $384,707,130.44. As of the Reference Date, the Group 2 Loans have a weighted average remaining term to maturity of approximately 342 months. As of the Reference Date the Group 2 Loans bore interest at a Mortgage Rate of at least 5.625% per annum but not more than 6.50% per annum, with a weighted average Mortgage Rate of approximately 6.39145% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 2 Loans was equal to approximately 87.52% of the aggregate Group 2 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 0.75% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.23% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are delinquent by two months. As of the Delinquency Reference Date, none of the Group 2 Loans, are in foreclosure or are REO. As of the Delinquency Reference Date, 0.13% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 3 Loans consist of 2,088 Mortgage Loans, with an aggregate Principal Balance of approximately $885,633,311.59. As of the Reference Date, the Group 3 Loans have a weighted average remaining term to maturity of approximately 342 months. As of the Reference Date, the Group 3 Loans bore interest at a Mortgage Rate of at least 6.550% per annum but not more than 6.875% per annum, with a weighted average Mortgage Rate of approximately 6.7745% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 3 Loans was equal to approximately 85.79% of the aggregate Group 3 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 0.39% of the Group 3 Loans (by aggregate Principal Balance of the Group 3 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.23% of the Group 3 Loans (by aggregate Principal Balance of the Group 3 Loans) are delinquent by two months. As of the Delinquency Reference Date, 0.18% of the Group 3 Loans (by aggregate Principal Balance of the Group 3 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.03% of the Group 3 Loans (by aggregate Principal Balance of the Group 3 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 3 Loans are REO. As of the Delinquency Reference Date, 0.17% of the Group 3 Loans (by aggregate Principal Balance of the Group 3 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 4 Loans consist of 587 Mortgage Loans, with an aggregate Principal Balance of approximately $225,387,897.74. As of the Reference Date, the Group 4 Loans have a weighted average remaining term to maturity of approximately 321 months. As of the Reference Date, the Group 4 Loans bore interest at a Mortgage Rate of at least 6.875% per annum but not more than 7.750% per annum, with a weighted average Mortgage Rate of approximately 7.31782% per annum.

           As of the Reference Date, the aggregate Principal Balance of the Group 4 Loans was equal to approximately 78.09% of the aggregate Group 4 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 0.66% of the Group 4 Loans (by aggregate Principal Balance of the Group 4 Loans) are delinquent by one month. As of the Delinquency Reference Date, none of the Group 4 Loans are delinquent by two months. As of the Delinquency Reference Date, 0.19% of the Group 4 Loans (by aggregate Principal Balance of the Group 4 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.19% of the Group 4 Loans (by aggregate Principal Balance of the Group 4 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 4 are REO. As of the Delinquency Reference Date, 0.11% of the Group 4 Loans (by aggregate Principal Balance of the Group 4 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 5 Loans consist of 2,162 Mortgage Loans, with an aggregate Principal Balance of approximately $859,511,924.82. As of the Reference Date, the Group 5 Loans have a weighted average remaining term to maturity of approximately 335 months. As of the Reference Date, the Group 5 Loans bore interest at a Mortgage Rate of at least 6.875% per annum but not more than 7.75% per annum, with a weighted average Mortgage Rate of approximately 7.10238% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 5 Loans was equal to approximately 77.54% of the aggregate Group 5 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 1.50% of the Group 5 Loans (by aggregate Principal Balance of the Group 5 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.26% of the Group 5 Loans (by aggregate Principal Balance of the Group 5 Loans) are delinquent by two months. As of the Delinquency Reference Date, 0.03% of the Group 5 Loans (by aggregate Principal Balance of the Group 5 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.07% of the Group 5 Loans (by aggregate Principal Balance of the Group 5 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 5 Loans are REO. As of the Delinquency Reference Date, 0.03% of the Group 5 Loans (by aggregate Principal Balance of the Group 5 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 6 Loans consist of 2,596 Mortgage Loans, with an aggregate Principal Balance of approximately $1,058,700,402.16. As of the Reference Date, the Group 6 Loans have a weighted average remaining term to maturity of approximately 344 months. As of the Reference Date, the Group 6 Loans bore interest at a Mortgage Rate of at least 6.50% per annum but not more than 8.75% per annum, with a weighted average Mortgage Rate of approximately 7.24116% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 6 Loans was equal to approximately 85.41% of the aggregate Group 6 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 1.11% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.30% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are delinquent by two months. As of the Delinquency Reference Date, 0.13% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.06% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are in foreclosure. As of the Delinquency Reference Date, 0.04% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are REO. As of the Delinquency Reference Date, 0.09% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 7 Loans consist of 97 Mortgage Loans, with an aggregate Principal Balance of approximately $36,601,319.69. As of the Reference Date, the Group 7 Loans have a weighted average remaining term to maturity of approximately 320 months. As of the Reference Date, the Group 7 Loans bore interest at a Mortgage Rate of at least 7.775% per annum but not more than 8.875% per annum, with a weighted average Mortgage Rate of approximately 7.98487% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 7 Loans was equal to approximately 75.74% of the aggregate Group 7 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, 0.82% of the Group 7 Loans (by aggregate Principal Balance of the Group 7 Loans) are delinquent by one month. As of the Delinquency Reference Date, none of the Group 7 Loans are delinquent by two months or more, are in foreclosure, are REO, or are held by mortgagors who are in bankruptcy.

          As of the Reference Date, the Group 8 Loans consist of 153 Mortgage Loans, with an aggregate Principal Balance of approximately $56,627,894.06. As of the Reference Date, the Group 8 Loans have a weighted average remaining term to maturity of approximately 345 months. As of the Reference Date, the Group 8 Loans bore interest at a Mortgage Rate of at least 7.375% per annum but not more than 8.75% per annum, with a weighted average Mortgage Rate of approximately 7.94884% per annum.

          As of the Reference Date, the aggregate Principal Balance of the Group 8 Loans was equal to approximately 85.06% of the aggregate Group 8 Loans as of the Cut-off Date.

          As of the Delinquency Reference Date, none of the Group 8 Loans are delinquent by one month or by two months. As of the Delinquency Reference Date, 0.57% of the Group 8 Loans (by aggregate Principal Balance of the Group 8 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 1.53% of the Group 8 Loans (by aggregate Principal Balance of the Group 8 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 8 Loans are REO or are held by mortgagors who are in bankruptcy.

           Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

THE SELLER AND THE SERVICER

           Washington Mutual Bank, FA, will continue to service the Mortgage Loans. The following updates the description of Washington Mutual Bank, FA found under the caption "The Seller and the Servicer" in the prospectus supplement.

          In January 2001, Washington Mutual Bank, FA acquired the mortgage origination and securitization operations of The PNC Financial Services Group, Inc. In February 2001, Bank United, a federally chartered banking subsidiary of Bank United Corp., was merged with and into Washington Mutual Bank, FA.

           Washington Mutual Bank, FA operates home loan centers in California, Florida, Texas and a number of additional states. At December 31, 2000, Washington Mutual Bank, FA had assets of $154.68 billion, deposits of $65.68 billion and total loans held in portfolio of $94.45 billion (exclusive of allowance for loan and lease losses). The loans held in portfolio at December 31, 2000 was comprised primarily of single-family residential loans $67.20 billion and mortgage loans secured by commercial real estate such as apartment buildings, office buildings, warehouses and shopping centers $15.83 billion.

          The OTS requires savings associations, such as Washington Mutual Bank, FA, to meet certain minimum capital requirements. At December 31, 2000 Washington Mutual Bank, FA's regulatory leverage, Tier 1 risk-based and total risk-based capital ratios as defined by the OTS were 5.81%, 10.40% and 11.36%, respectively, all of which satisfied the OTS's minimum capital requirements. The OTS also requires savings associations to have a minimum tangible capital ratio of 1.5% and Washington Mutual Bank, FA satisfied that ratio as of December 31, 2000. In addition, as of such date, Washington Mutual Bank, FA's capital ratios exceeded the minimum capital requirements as well as the standards established for "well-capitalized" institutions pursuant to the Federal Deposit Insurance Corporation Improvement Act.

The Servicer's Nonaccrual Loan Statistics

          The following table sets forth information concerning nonaccrual single family residential ("SFR") loans which Washington Mutual Bank, FA holds in its own portfolio as well as loans which have been originated by Washington Mutual Bank, FA or an affiliate and subsequently sold or securitized with recourse. Washington Mutual Bank, FA generally places loans on nonaccrual status when they become four payments delinquent.

                                                     December 31,
                                      ---------------------------
                                          2000          1999          1998
                                          ----          ----          ----
                                                      (dollars in thousands)

Nonaccrual loans....................    $411,377      $508,031      $669,419
Total loans held in portfolio and
  sold or securitized with recourse.  $78,608,697   $80,060,411   $83,416,351
Nonaccrual loans as a percentage of
  total loans held in portfolio and
  sold or securitized with recourse.        0.52%         0.63%         0.80%
Foreclosed assets...................     $76,136      $106,165      $186,223

DESCRIPTION OF THE CERTIFICATES

          As of the close of business on March 19, 2001, the Senior Certificates evidence in the aggregate a beneficial ownership interest of approximately 90.59% in the Trust. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates evidence in the aggregate a beneficial ownership interest of approximately, 3.23%, 2.71%, 1.53%, 0.76%, 0.53%, 0.29% and 0.35%, respectively, in the Trust. See "Description of the Certificates" in the Prospectus Supplement.

          The Certificate Principal Balances as of the close of business on March 19, 2001 of the Class 1 A-1, $147,065,769.46, Class 2 A-1, $203,855,350.64, Class 3 A-1, $460,818,776.94, Class 4 A-1, $97,401,346.79, Class 4 A-2, $108,014,000.00, Class 5 A-1, $108,980,723.76, Class 5 A-3, $200,000,000.00, Class 6 A-1 $282,154,622.03, Class 6 A-3 $200,000,000.00. Class M are as follows: Class M-1, $127,094,736.34, Class M-2, $106,296,287.52, Class M-3, $60,080,467.51, and Class M-4, $30,039,248.70. As of the close of business on March 19, 2001, the Pass-Through Rate on the Class 4 A-2 is 6.94446%, the Pass-Through Rate on the Class 5 A-3 is 6.72733% and the Pass-Through Rate on the Class 6 A-3 Certificates is 6.86637%.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

          For purposes of preparing the tables on Exhibit 2 to this Supplement, indicating the percentage of current Certificate Principal Balance outstanding and the weighted average life of the supplemental offered certificates Class 1 A-1, Class 2 A-1, Class 3A-1, Class 4A-1, Class 4 A-2, Class 5 A-1, Class 5 A-3, Class 6 A-1, Class 6 A-3, and the Class M Certificates under certain prepayment scenarios, the following assumptions (the "Revised Modeling Assumptions"), among others, have been made:

          (1) the Mortgage Loans consist of eight groups with the following characteristics as of February 1, 2001:

                                                                         Months
                                                                 Months  to
                                                                 to      Subse-
                                          Remaining              First   quent
Loan    Aggregate                  Net    Months to              Rateto  Rate
Group   Principal    Mortgage   Mortgage   Maturity  Age   Gross Adjust  Adjust
         Balance      Rate          Rate           (months) Margin ment  ment
-----   ----------  ------------- -------------     --------   ----      ------

1.. $  396,655,124.71   6.56439%    6.18939%   335   29   2.8792%   31    12

2.. $  387,634,966.90   6.39088%    6.01588%   341   23   2.8778%   37    12

3.. $  903,745,819.59   6.77362%    6.39862%   342   22   2.8841%   38    12

4.. $  231,687,901.73   7.31737%    6.94237%   321   38   2.8790%   22    12

5.. $  882,574,727.73   7.09985%    6.72485%   335   29   2.9225%   31    12

6.. $1,083,752,933.33   7.24146%    6.86646%   345   19   2.9401%   41    12

7.. $   37,069,079.60   7.98503%    7.61003%   320   40   2.9965%   20    12

8.. $   58,381,605.36   7.95517%    7.58017%   345   19   3.3093%   41    12

          (2) there are no repurchases of the Mortgage Loans;

          (3) the supplemental offered certificates and the Class M Certificates are purchased on March 23, 2001;

          (4) the Certificate Principal Balances are based upon Statement to Certificateholders report as of February 19, 2001 and as of February 23, 2001;

          (5) the tables in Exhibit 2 to this supplement and the weighted-average lives calculations are based upon payments on the certificates from and after April 19, 2001;

          (6) no Mortgage Loan is delinquent and there are no Realized Losses while the Certificates are outstanding;

          (7) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the Mortgage Loans;

          (8) the Periodic rate Cap is 2.00% for each Adjustment Date;

          (9) distributions on the REMIC Certificates will be on the 19th day of each month and distributions on the Floating Rate Certificates will be on the 23 day of each month beginning in March 2001; and

          (10) there is no optional termination of the Mortgage Loans by the Servicer.

FEDERAL INCOME TAX CONSEQUENCES

          Upon the initial issuance of the Offered Certificates pursuant to the prospectus supplement, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, delivered its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust would qualify as two REMICs under the Code. For federal income tax purposes, (a) each Class of Class R Certificates will constitute the sole class of "residual interests" in the related REMIC, and (b) each class of Senior Certificates, the Class M Certificates and Class B Certificates will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of that REMIC. See "Federal Income Tax Consequences" in the Prospectus Supplement and "Federal Income Tax Consequences--REMIC Trust Funds" in the prospectus.

New Withholding Regulations

          The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described in the Prospectus. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations. See "Federal Income Tax Consequences--REMIC Trust Funds--Reporting and Other Administrative Matters;" "--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus.

ERISA CONSIDERATIONS

          The restrictions on the Class M Certificates set forth under ERISA Considerations in the prospectus supplement no longer apply. The DOL has issued certain amendments to the Underwriter's PTE since the date of the prospectus supplement which permit the Class M certificates to be purchased and held by, or on behalf of, or with "Plan Assets" of, a Plan if the Class M certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's at the time of purchase. Accordingly, the Class M certificates may be purchased and held by or on behalf of, or with ERISA plan assets of, any ERISA plan if the Class M certificates are rated at least "BBB-" (or its equivalent) at the time of purchase. The Underwriter's PTE contains a number of other conditions which must be met for the Underwriter's PTE to apply, including the requirement that any such ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          Each beneficial owner of a Class M certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding (each, a "Plan Investor"), (ii) it has acquired and is holding such Class M certificates in reliance on the Underwriter's PTE, and that it understands that there are certain conditions to the availability of the Underwriter's PTE, including that the Class M certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

          If any Class M certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Class M certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

METHOD OF DISTRIBUTION

          The supplemental offered certificates will be purchased from the seller by Credit Suisse First Boston, as purchaser, pursuant to a certificate purchase agreement, dated the date of this supplement, among the seller, the depositor and the underwriter.

          The purchaser intends to offer the supplemental offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The purchaser may effect such transactions by selling the supplemental offered certificates to or through dealers. In connection with the purchase and sale of the supplemental offered certificates, the purchaser and any dealers that may participate with the purchaser in such resale of the supplemental offered certificates may be deemed to have received compensation from the Seller in the form of discounts or commissions or, in the case of such dealers, compensation from the purchaser in the form of discounts, concessions or commissions. The certificate purchase agreement provides that the seller will indemnify the purchaser against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the supplemental offered certificates. There can be no assurance that an active secondary market will develop, or if it does develop, that it will continue.

           UNTIL JUNE 22, 2001, ALL DEALERS EFFECTING TRANSACTIONS IN THE PRINCIPAL ONLY CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THE DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  EXHIBIT 1

                    Distribution of Year of First Payment
                            on the Mortgage Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance      Mortgage
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1997.......................          299               $     2.87%
                                                      111,787,325.99
            1998.......................        3,010 1,188,738,979.97    30.50
            1999.......................        6,272 2,596,803,548.60    66.63
            Total......................        9,581 $3,897,329,854.56    100%

                       Distribution of Current Mortgage
                         Rates for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage   Outstanding as     Loans
Range of Current Mortgage Rates             Loans          of
                                                     Reference Date
            5.500%-5.999%.............            32 $ 14,169,992.21     0.36%
            6.000%-6.499%.............           628  263,166,540.23      6.75
            6.500%-6.999%.............         3,992 1,650,132,144.79    42.34
            7.000%-7.499%.............         3,832 1,550,746,396.81    39.79
            7.500%-7.999%.............         1,003  381,803,132.88      9.80
            8.000%-8.499%.............            89   36,077,798.50      0.93
            8.500%-8.999%.............             5    1,233,849.14      0.03
            Total.....................         9,581 $3,897,329,854.56    100%

The weighted average of the current Mortgage Rates for the Mortgage Loans is
6.975%.

            Distribution of Reference Date Mortgage Loan Principal
                       Balances for the Mortgage Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance      Mortgage
                                          Mortgage   Outstanding as     Loans
Range of Reference Date Principal           Loans          of
Balances                                             Reference Date
            $0.01-$25,000.00.........              2       41,318.87        0
            $25,000.01-$50,000.00....              4      153,937.97        0
            $50,000.01-$75,000.00....              3      179,633.75        0
            $75,000.01-$100,000.00...              7      649,471.53     0.02
            $100,000.01-$125,000.00..              7      784,205.35     0.02
            $125,000.01-$150,000.00..              9    1,231,190.80     0.03
            $150,000.01-$175,000.00..              8    1,277,529.73     0.03
            $175,000.01-$200,000.00..             11    2,103,461.07     0.05
            $200,000.01-$250,000.00..            766  184,889,983.20     4.74
            $250,000.01-$300,000.00..          2,479  681,702,860.48    17.49
            $300,000.01-$400,000.00..          2,906 1,003,668,061.79   25.75
            $400,000.01-$500,000.00..          1,440  643,266,622.65    16.51
            $500,000.01-$600,000.00..            769  420,303,103.04    10.78
            $600,000.01-$700,000.00..            455  292,255,378.20     7.50
            $700,000.01-$800,000.00..            213  159,216,221.39     4.09
            $800,000.01-$900,000.00..            172  146,337,879.81     3.75
            $900,000.01-$1,000,000.00            214  205,255,789.69     5.27
            $1,000,000.01 or more....            116  154,013,205.24     3.95
            Total....................          9,581 $3,897,329,854.56   100%

The average of the Reference Date Mortgage Loan Principal Balances for the
Mortgage Loans is $406,776.94.

                      Distribution of Mortgaged Property
                         Types for the Mortgage Loans

                                                        Aggregate
                                          Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....        8,346 $3,445,595,406.74  88.41%
            Townhouse..................           21     6,433,405.91     0.17
            Condominium................          833   282,101,126.67     7.24
            2 Family...................          297   120,306,242.04     3.09
            3 Family...................           55    25,849,775.55     0.66
            4 Family...................           29    17,043,897.65     0.44
            Total......................        9,581 $3,897,329,854.56    100%

                        Distribution of Mortgage Loan
                        Purpose for the Mortgage Loans

                                                        Aggregate
                                                       Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Unknown....................            1   $   361,975.40   0.01%
            Purchase...................        4,591 1,787,526,765.07   45.87
            Refinance - Cashout........        3,397 1,428,236,116.33   36.65
            Property Improv............            2       539,827.24    0.01
            Refinance - Rate/Term......        1,590   680,665,170.52   17.46
            Total......................        9,581 $3,897,329,854.56   100%

                        Distribution of Occupancy Type
                            for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........        9,151 $3,749,557,726.90 96.21%
            Second Home................           64    24,360,506.26    0.63
            Investment Property........          366   123,411,621.40    3.17
            Total......................        9,581 $3,897,329,854.56   100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Mortgage Loan.

                      Distribution of Documentation Type
                            for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
   Reduced Documentation...............          442 $ 173,829,811.05   4.46%
   Full Doc--Asset and Income                   4,163 1,582,519,729.81   40.61
Verification...........................
   Low Documentation...................        4,936 2,125,634,738.21   54.54
   Streamline Refinance................           40    15,345,575.49    0.39
   Total...............................        9,581 $3,897,329,854.56   100%

                   Distribution of Note Margins and Minimum
                    Mortgage Rates for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Range of Note Margins                       Loans           of
                                                      Reference Date
            2.001%-2.500%......                    1       252,122.90    0.01
            2.501%-3.000%......                8,778 3,631,600,820.77   93.18
            3.001%-3.500%......                  774   255,664,306.40    6.56
            3.501%-4.000%......                   17     6,394,774.87    0.16
            4.001%-4.500%......                    5     1,657,776.58    0.04
            4.501%-5.000%......                    4     1,261,360.56    0.03
            5.001%-5.500%......                    2       498,692.48    0.01
            Total......................        9,581 $3,897,329,854.56   100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Mortgage Loans is 2.913%.

                   Distribution of Original Term to Stated
                       Maturity for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                           22  $  8,635,431.64   0.22%
            360........                        9,244 3,756,362,502.30   96.38
            480........                          315   132,331,920.62     3.4
            Total............                  9,581 $3,897,329,854.56   100%

The weighted average original term to stated maturity for the Mortgage Loans is 364 months.

                   Distribution of Remaining Term to Stated
                       Maturity for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            133-144........                        2   $   590,402.99   0.02%
            145-156........                       10     3,235,568.41    0.08
            157-168........                       10     4,809,460.24    0.12
            301-312........                       10     3,657,876.83    0.09
            313-324........                      585   224,141,805.20    5.75
            325-336........                    4,213 1,692,839,837.23   43.44
            337-348........                    4,434 1,834,979,010.38   47.08
            349-360........                        2       743,972.66    0.02
            361 or more....                      315   132,331,920.62    3.40
            Total......................        9,581 $3,897,329,854.56   100%

The weighted average remaining term to stated maturity for the Mortgage Loans is 339 months.

                       Distribution of Maximum Mortgage
                         Rates for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Range of Maximum Mortgage Rates             Loans           of
                                                      Reference Date
            9.501%-10.000%....                     8  $  2,964,283.33  0.08%
            10.001%-10.500%...                     2     1,021,142.58   0.03
            10.501%-11.000%...                 8,210 3,410,912,863.61  87.52
            11.001%-11.500%...                   767   253,515,252.40   6.50
            11.501%-12.000%...                    66    26,421,762.63   0.68
            12.001%-12.500%...                   360   135,404,906.00   3.47
            12.501%-13.000%...                   150    60,085,405.41   1.54
            13.001%-13.500%...                    16     6,527,890.76   0.17
            13.501%-14.000%...                     2       476,347.84   0.01
            Total.............                 9,581 $3,897,329,854.56  100%

The weighted average of the Maximum Mortgage Rates for the Mortgage Loans is
11.050%.

                       Distribution of First Adjustment
                         Dates for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
First Adjustment Rate                       Loans           of
                                                      Reference Date
            March 2002.................            9   $ 3,401,540.77  0.09%
            April 2002.................           10     3,051,931.62   0.08
            May 2002...................           17     6,749,526.48   0.17
            June 2002..................           12     4,850,703.91   0.12
            July 2002..................           23     6,865,281.02   0.18
            August 2002................           24    11,636,215.54   0.30
            September 2002.............           31    10,747,355.61   0.28
            October 2002...............           48    18,120,911.04   0.46
            November 2002..............           51    19,476,882.48   0.50
            December 2002..............           74    26,886,977.52   0.69
            January 2003...............           87    32,321,942.61   0.83
            February 2003..............          122    49,450,774.48   1.27
            March 2003.................           84    33,113,394.60   0.85
            April 2003.................           97    37,501,165.59   0.96
            May 2003...................          190    74,352,030.19   1.91
            June 2003..................          356   137,475,989.69   3.53
            July 2003..................          287   104,714,790.80   2.69
            August 2003................          328   122,698,832.15   3.15
            September 2003.............          340   129,032,672.63   3.31
            October 2003...............          343   135,234,902.97   3.47
            November 2003..............          332   139,118,848.75   3.57
            December 2003..............          445   194,095,626.95   4.98
            January 2004...............          500   204,259,064.71   5.24
            February 2004..............          657   270,528,927.54   6.94
            March 2004.................          473   199,318,596.28   5.11
            April 2004.................          556   249,915,242.07   6.41
            May 2004...................          552   240,011,026.95   6.16
            June 2004..................          652   274,031,265.55   7.03
            July 2004..................          713   302,779,357.43   7.77
            August 2004................          771   304,465,241.85   7.81
            September 2004.............          767   300,069,667.07   7.70
            October 2004...............          630   251,053,167.71   6.44
            Total......................        9,581 $3,897,329,854.56  100%

The weighted average number of months to the first Adjustment Date is 35.

                    Distribution of Original Loan-to-Value
                        Ratios for the Mortgage Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Mortgage
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                 114  $ 47,993,864.83  1.23%
            50.001%-55.000%.....                  97    42,447,006.22   1.09
            55.001%-60.000%.....                 137    63,113,153.11   1.62
            60.001%-65.000%.....                 217    96,099,553.05   2.47
            65.001%-70.000%.....                 514   240,198,614.45   6.16
            70.001%-75.000%.....               1,122   470,110,558.37  12.06
            75.001%-80.000%.....               2,028   748,280,522.45  19.20
            80.001%-85.000%.....                  65    21,618,115.63   0.55
            85.001%-90.000%.....                 574   185,756,100.88   4.77
            90.001%-95.000%.....                 260    77,813,607.49   2.00
            95.001%-100.000%....               4,453 1,903,898,758.08  48.85
            Total...............               9,581 $3,897,329,854.56  100%

The weighted average of the original Loan-to-Value Ratios for the Mortgage
Loans is 87.622%.

                       Distribution of Current Mortgage
                           Rates for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Range of Current Mortgage Rates             Loans           of
                                                      Reference Date
            5.500%-5.999%..............           20   $ 8,283,367.52  2.12%
            6.000%-6.499%..............          191    77,648,701.56   19.9
            6.500%-6.999%..............          775   304,227,904.98  77.98
            Total......................          986  $390,159,974.06   100%

The weighted average of the current Mortgage Rates for the Group 1 Loans is
6.565%.

            Distribution of Reference Date Mortgage Loan Principal
                        Balances for the Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Range of Reference Date Principal           Loans           of
Balances                                              Reference Date
            $75,000.01-$100,000.00.....            2       186,704.59  0.05%
            $100,000.01-$125,000.00....            2       219,433.97   0.06
            $125,000.01-$150,000.00....            1       147,245.91   0.04
            $150,000.01-$175,000.00....            2       320,253.26   0.08
            $175,000.01-$200,000.00....            1       177,865.45   0.05
            $200,000.01-$250,000.00....           79    19,004,140.56   4.87
            $250,000.01-$300,000.00....          255    70,056,775.12  17.96
            $300,000.01-$400,000.00....          309   107,223,103.03  27.48
            $400,000.01-$500,000.00....          147    65,737,822.10  16.85
            $500,000.01-$600,000.00....           86    47,153,929.84  12.09
            $600,000.01-$700,000.00....           45    28,488,819.77   7.30
            $700,000.01-$800,000.00....           16    11,886,763.63   3.05
            $800,000.01-$900,000.00....           15    12,769,393.64   3.27
            $900,000.01-$1,000,000.00..           19    18,238,792.07   4.67
            $1,000,000.01 or more......            7     8,548,931.12   2.19
            Total......................          986  $390,159,974.06   100%

The weighted average of the Reference Date Principal Balances for the Group 1
Loans is $395,699.77.

                      Distribution of Mortgaged Property
                           Types for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....          881  $349,388,039.13  89.55%
            Townhouse..................            2       833,654.20    0.21
            Condominium................           78    29,144,119.89    7.47
            2 Family...................           21     8,332.153.66    2.14
            3 Family...................            3     1,798,267.45    0.46
            4 Family...................            1       663,739.73    0.17
            Total......................          986  $390,159,974.06    100%

                        Distribution of Mortgage Loan
                          Purpose for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          440  $167,203,639.74  42.86%
            Refinance - Cashout........          330   137,213,364.26   35.17
            Refinance - Rate/Term......          216    85,742,970.06   21.98
            Total......................          986  $390,159,974.06    100%

                        Distribution of Occupancy Type
                              for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........          974  $385,513,035.06  98.81%
            Second Home................            6     2,729,210.14    0.70
            Investment Property........            6     1,917,728.86    0.49
            Total......................          986  $390,159,974.06    100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 1 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                  17   $ 6,836,988.47  1.75%
            50.001%-55.000%.....                  11     4,772,141.50   1.22
            55.001%-60.000%.....                  11     3,745,683.00   0.96
            60.001%-65.000%.....                  31    13,428,494.64   3.44
            65.001%-70.000%.....                  55    24,733,842.30   6.34
            70.001%-75.000%.....                 120    47,332,867.72  12.13
            75.001%-80.000%.....                 206    75,683,289.89  19.40
            80.001%-85.000%.....                   6     1,962,710.97   0.50
            85.001%-90.000%.....                  34    10,831,424.63   2.78
            90.001%-95.000%.....                  27     8,021,082.93   2.06
            95.001%-100.000%....                 468   192,811,448.01  49.42
            Total...............                 986  $390,159,974.06   100%

The weighted average of the original Loan-to-Value Ratios for the Group 1
Loans is 87.196%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            145-156........                        3   $ 1,026,647.61   0.26%
            313-324........                       14     6,121,470.20    1.57
            325-336........                      924   365,621,689.56   93.71
            361 or more....                       45    17,390,166.69    4.46
            Total......................          986  $390,159,974.06    100%

The weighted average remaining term to stated maturity for the Group 1 Loans is 336 months.

                      Distribution of Documentation Type
                              for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
       Reduced Documentation...........           25   $ 8,598,894.40   2.20%
       Full Doc--Asset and Income                 502   185,040,255.13   47.43
Verification...........................
       Low Documentation...............          451   193,484,085.18   49.59
       Streamline Refinance............            8     3,036,739.35    0.78
       Total...........................          986  $390,159,974.06    100%

                    Distribution of Maximum Mortgage Rates
                              for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 1
                                          Mortgage  Outstanding as of   Loans
Range of Maximum Mortgage Rates            Loans     Reference Date
       9.501%-10.000%.................            2     $  780,213.42  0.20%
       10.501%-11.000%................          970    385,016,294.89  98.68
       11.001%-11.500%................           14      4,363,465.75   1.12
       Total..........................          986   $390,159,974.06   100%

The weighted average of the Maximum Mortgage Rates for the Group 1 Loans is
10.908%.

                         Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 1
                                          Mortgage  Outstanding as of   Loans
Range of Note Margins                      Loans     Reference Date
       2.501%-3.000%..................          974   $386,421,429.30  99.04%
       3.001%-3.500%..................           12      3,738,544.76    0.96
       Total..........................          986   $390,159,974.06    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 1 Loans is 2.880%.

                   Distribution of Original Term to Stated
                          Maturity for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 1
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            3   $ 1,026,647.61  0.26%
            360........                          938   371,743,159.76  95.28
            480........                           45    17,390,166.69   4.46
            Total............                    986  $390,159,974.06   100%

The weighted average original term to stated maturity for the Group 1 Loans is 365 months.

                       Distribution of First Adjustment
                           Dates for Group 1 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 1
                                          Mortgage  Outstanding as of   Loans
First Adjustment Date                      Loans     Reference Date
            October 2002..............            1     $  369,344.94  0.09%
            November 2002.............            1        479,764.31   0.12
            December 2002.............            3        912,382.97   0.23
            January 2003..............            1        373,476.83   0.10
            February 2003.............            4      2,573,767.01   0.66
            March 2003................            4      1,412,734.14   0.36
            April 2003................           16      5,108,863.89   1.31
            May 2003..................           56     20,913,609.73   5.36
            June 2003.................           96     35,239,716.60   9.03
            July 2003.................           58     20,646,343.89   5.29
            August 2003...............           82     28,464,310.21   7.30
            September 2003............           88     32,372,760.37   8.30
            October 2003..............           90     34,282,618.29   8.79
            November 2003.............          148     62,181,870.34  15.94
            December 2003.............          338    144,828,410.54  37.12
            Total.....................          986   $390,159,974.06   100%

The weighted average number of months to the first Adjustment Date for the
Group 1 Loans is 31.

                    Distribution of Year of First Payment
                               on Group 1 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 1
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1997.......................            5  $ 1,761,492.22   0.45%
            1998.......................          980  388,026,490.40   99.45
            1999.......................            1      371,991.44     0.1
            Total......................          986 $390,159,974.06    100%

                       Distribution of Current Mortgage
                           Rates for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 2
                                          Mortgage  Outstanding as of   Loans
Range of Current Mortgage Rates            Loans     Reference Date
            5.500%-5.999%.............           12    $ 5,886,624.69  1.53%
            6.000%-6.499%.............          437    185,517,838.67  48.22
            6.500%-6.999%.............          463    193,302,667.08  50.25
            Total.....................          912   $384,707,130.44   100%

The weighted average of the current Mortgage Rates for the Group 2 Loans is
6.391%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 2
                                          Mortgage  Outstanding as of   Loans
Range of Reference Date Principal          Loans     Reference Date
Balances
            $75,000.01-$100,000.00....            1         87,198.66  0.02%
            $150,000.01-$175,000.00...            1        162,583.26   0.04
            $200,000.01-$250,000.00...           58     14,051,640.52   3.65
            $250,000.01-$300,000.00...          224     61,528,832.91  15.99
            $300,000.01-$400,000.00...          254     88,254,376.76  22.94
            $400,000.01-$500,000.00...          155     69,246,220.73  18.00
            $500,000.01-$600,000.00...           91     49,835,794.19  12.95
            $600,000.01-$700,000.00...           43     27,698,332.15   7.20
            $700,000.01-$800,000.00...           24     18,097,100.00   4.70
            $800,000.01-$900,000.00...           26     22,094,633.16   5.74
            $900,000.01-$1,000,000.00.           32     30,405,438.92   7.90
            $1,000,000.01 or more.....            3      3,244,979.18   0.84
            Total.....................          912   $384,707,130.44   100%

The average of the Reference Date Principal Balances for the Group 2 Loans is
$421,827.99.

                      Distribution of Mortgaged Property
                           Types for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....          824  $353,194,841.98 91.81%
            Townhouse..................            2       555,306.18   0.14
            Condominium................           55    17,863,936.08   4.64
            2 Family...................           28    11,837,488.30   3.08
            3 Family...................            3     1,255,557.90   0.33
            Total......................          912  $384,707,130.44   100%

                        Distribution of Mortgage Loan
                          Purpose for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          392  $160,443,387.19 41.71%
            Refinance - Cashout........          326   139,960,587.56  36.38
            Refinance - Rate/Term......          194    84,303,155.69  21.91
            Total......................          912  $384,707,130.44   100%

                        Distribution of Occupancy Type
                              for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........          895  $378,286,405.58  98.33%
            Second Home................            8     3,347,587.44    0.87
            Investment Property........            9     3,073,137.42    0.80
            Total......................          912  $384,707,130.44    100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 2 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                  16    $6,419,631.75   1.67%
            50.001%-55.000%.....                  13     7,640,576.14    1.99
            55.001%-60.000%.....                  10     4,003,628.85    1.04
            60.001%-65.000%.....                  17     8,993,248.13    2.34
            65.001%-70.000%.....                  56    24,292,598.11    6.31
            70.001%-75.000%.....                 100    45,835,269.00   11.91
            75.001%-80.000%.....                 175    65,074,364.12   16.92
            80.001%-85.000%.....                   7     2,233,204.96    0.58
            85.001%-90.000%.....                  26     8,204,597.45    2.13
            90.001%-95.000%.....                  28     8,213,600.28    2.14
            95.001%-100.000%....                 464   203,796,411.65   52.97
            Total...............                 912  $384,707,130.44    100%

The weighted average of the original Loan-to-Value Ratios for the Group 2
Loans is 87.897%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            145-156........                        3    $  942,340.32  0.24%
            157-168........                        1       921,756.50   0.24
            325-336........                      432   179,294,408.95  46.61
            337-348........                      431   185,098,391.44  48.11
            361 or more....                       45    18,450,233.23   4.80
            Total......................          912  $384,707,130.44   100%

The weighted average remaining term to stated maturity for the Group 2 Loans is 342 months.

                      Distribution of Documentation Type
                              for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
      Full Doc--Asset and Income                  336  $130,558,628.28  33.94%
Verification...........................
      Low Documentation................          570   251,831,177.45   65.46
      Streamline Refinance.............            6     2,317,324.71    0.60
      Total............................          912  $384,707,130.44    100%

                    Distribution of Maximum Mortgage Rates
                              for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 2
                                          Mortgage  Outstanding as of   Loans
Range of Maximum Mortgage Rates            Loans     Reference Date
            9.501%-10.000%............            1     $  508,353.00  0.13%
            10.501%-11.000%...........          902    380,536,165.20  98.92
            11.001%-11.500%...........            8      2,929,171.84   0.76
            11.501%-12.000%...........            1        733,440.40   0.19
            Total.....................          912   $384,707,130.44   100%

The weighted average of the Maximum Mortgage Rates for the Group 2 loans is
10.954%.

                   Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 2
                                          Mortgage  Outstanding as of   Loans
Range of Note Margins                      Loans     Reference Date
            2.501%-3.000%.............          905   $382,290,289.10  99.37%
            3.001%-3.500%.............            7      2,416,841.34    0.63
            Total.....................          912   $384,707,130.44    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 2 Loans is 2.879%.

                   Distribution of Original Term to Stated
                          Maturity for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 2
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            4   $ 1,864,096.82  0.48%
            360........                          863   364,392,800.39  94.72
            480........                           45    18,450,233.23   4.80
            Total............                    912  $384,707,130.44   100%

The weighted average original term to stated maturity for the Mortgage Loans is 365 months.

                       Distribution of First Adjustment
                            Date for Group 2 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 2
                                          Mortgage  Outstanding as of   Loans
First Adjustment Date                      Loans     Reference Date
            January 2004                        165    $69,796,377.36  18.14%
            February 2004                       173     71,140,628.24   18.49
            March 2004..                        112     46,877,986.00   12.19
            April 2004..                        157     67,684,053.23   17.59
            May 2004....                         69     30,599,751.43    7.95
            June 2004...                        107     44,676,686.08   11.61
            July 2004...                         92     39,602,261.20   10.29
            August 2004.                         30     10,534,510.36    2.74
            September 2004                        6      2,999,443.41    0.78
            October 2004                          1        795,433.13    0.21
            Total.......                        912   $384,707,130.44    100%

The weighted average number of months to the first Adjustment Date for the
Group 2 Loans is 37.

                    Distribution of Year of First Payment
                               on Group 2 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 2
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1999.......................          912 $384,707,130.44     100%
            Total......................          912 $384,707,130.44     100%

                       Distribution of Current Mortgage
                           Rates for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                         Number of       Balance       Group 3
                                          Mortgage  Outstanding as of   Loans
Range of Current Mortgage Rates            Loans     Reference Date
            6.500%-6.999%.............        2,088   $885,633,311.59   100%
            Total.....................        2,088   $885,633,311.59   100%

The weighted average of the current Mortgage Rates for the Group 3 Loans is
6.775%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 3 Loans

                                                       Aggregate
                                                       Principal         % of
                                         Number of      Balance        Group 3
                                         Mortgage  Outstanding as of    Loans
Range of Reference Date Principal          Loans     Reference Date
Balances
            $25,000.01-$50,000.00.....           3         109,936.90   0.01
            $50,000.01-$75,000.00.....           1          59,795.04   0.01
            $75,000.01-$100,000.00....           1          80,904.14   0.01
            $175,000.01-$200,000.00...           2         394,106.13   0.04
            $200,000.01-$250,000.00...         113      27,324,413.20   3.09
            $250,000.01-$300,000.00...         499     137,300,128.88  15.50
            $300,000.01-$400,000.00...         629     217,697,411.84  24.58
            $400,000.01-$500,000.00...         342     153,152,101.96  17.29
            $500,000.01-$600,000.00...         185     101,062,924.49  11.41
            $600,000.01-$700,000.00...         115      73,977,647.16   8.35
            $700,000.01-$800,000.00...          74      55,071,851.68   6.22
            $800,000.01-$900,000.00...          49      41,968,286.07   4.74
            $900,000.01-$1,000,000.00.          61      58,568,784.81   6.61
            $1,000,000.01 or more.....          14      18,865,019.29   2.13
            Total.....................       2,088    $885,633,311.59   100%

The weighted average of the Reference Date Principal Balances for the Group 3
Loans is $424,153.88.

                      Distribution of Mortgaged Property
                           Types for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....        1,842  $795,527,413.19  89.83%
            Townhouse..................            5     1,601,654.87    0.18
            Condominium................          161    53,330,549.54    6.02
            2 Family...................           64    27,040,215.13    3.05
            3 Family...................            9     4,063,609.39    0.46
            4 Family...................            7     4,069,869.47    0.46
            Total......................        2,088  $885,633,311.59    100%

                        Distribution of Mortgage Loan
                          Purpose for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          903  $364,478,642.73  41.15%
            Refinance - Cashout........          805   346,646,956.40   39.14
            Refinance - Rate/Term......          380   174,507,712.46   19.70
            Total......................        2,088  $885,633,311.59    100%

                        Distribution of Occupancy Type
                              for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........        2,046  $870,998,698.01  98.35%
            Second Home................           16     5,074,607.34    0.57
            Investment Property........           26     9,560,006.24    1.08
            Total......................        2,088  $885,633,311.59    100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 3 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                  22   $10,442,205.92   1.18%
            50.001%-55.000%.....                  16     6,896,208.39    0.78
            55.001%-60.000%.....                  37    17,693,773.93    2.00
            60.001%-65.000%.....                  42    19,086,603.50    2.16
            65.001%-70.000%.....                  94    42,919,616.59    4.85
            70.001%-75.000%.....                 234   102,802,733.39   11.61
            75.001%-80.000%.....                 437   164,845,859.29   18.61
            80.001%-85.000%.....                  10     2,957,134.46    0.33
            85.001%-90.000%.....                  51    16,330,213.15    1.84
            90.001%-95.000%.....                  55    17,063,529.34    1.93
            95.001%-100.000%....               1,090   484,595,433.63   54.72
            Total...............               2,088  $885,633,311.59    100%

The weighted average of the original Loan-to-Value Ratios for the Group 3
Loans is 88.727%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            145-156........                        2    $  541,754.82   0.06%
            157-168........                        3     1,246,547.91    0.14
            325-336........                      505   210,166,433.74   23.73
            337-348........                    1,508   643,706,407.12   72.68
            361 or more....                       70    29,972,168.00    3.38
            Total......................        2,088  $885,633,311.59    100%

The weighted average remaining term to stated maturity for the Group 3 Loans is 342 months.

                      Distribution of Documentation Type
                              for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
       Full Doc--Asset and Income                 668  $268,736,034.92  30.34%
Verification...........................
       Low Documentation...............        1,405   610,765,973.76   68.96
       Streamline Refinance............           15     6,131,302.91    0.69
       Total...........................        2,088  $885,633,311.59    100%

                    Distribution of Maximum Mortgage Rates
                              for Group 3 Loans

                                                       Aggregate
                                                       Principal         % of
                                         Number of      Balance        Group 3
                                         Mortgage  Outstanding as of    Loans
Range of Maximum Mortgage Rates            Loans     Reference Date
            9.501%-10.000%............           1      $  252,122.90  0.03%
            10.001%-10.500%...........           1         392,402.62   0.04
            10.501%-11.000%...........       2,041     869,246,194.84  98.15
            11.001%-11.500%...........          43      15,022,722.05   1.70
            11.501%-12.000%...........           2         719,869.18   0.08
            Total.....................       2,088    $885,633,311.59   100%

The weighted average of the Maximum Mortgage Rates for the Group 3 Loans is
10.959%.

                         Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 3 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 3
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.001%-2.500%.............          1       $  252,122.90   0.03%
            2.501%-3.000%.............      2,043      870,109,849.12   98.25
            3.001%-3.500%.............         43       15,022,722.05    1.70
            3.501%-4.000%.............          1          248,617.52    0.03
            Total.....................      2,088     $885,633,311.59    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 3 Loans is 2.884%

                   Distribution of Original Term to Stated
                          Maturity for Group 3 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 3
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            5   $ 1,788,302.73   0.20%
            360........                        2,013   853,872,840.86   96.41
            480........                           70    29,972,168.00    3.38
            Total............                  2,088  $885,633,311.59    100%

The weighted average original term to stated maturity for the Group 3 Loans is 364 months.

                       Distribution of First Adjustment
                            Date for Group 3 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 3
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            January 2004..............        149      $60,868,233.30  6.87%
            February 2004.............        137       58,555,574.30   6.61
            March 2004................        214       87,008,937.04   9.82
            April 2004................        279      129,276,882.19  14.60
            May 2004..................        250      107,513,599.22  12.14
            June 2004.................        370      157,857,784.37  17.82
            July 2004.................        329      138,847,183.95  15.68
            August 2004...............        227       91,058,284.91  10.28
            September 2004............         83       34,369,103.35   3.88
            October 2004..............         50       20,277,728.96   2.29
            Total.....................      2,088     $885,633,311.59   100%

The weighted average number of months to the first Adjustment Date for the
Group 3 Loans is 38.

                    Distribution of Year of First Payment
                               on Group 3 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 3
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1999.......................        2,088 $885,633,311.59     100%
            Total......................        2,088 $885,633,311.59     100%

                       Distribution of Current Mortgage
                           Rates for Group 4 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 4
                                            of      Reference Date      Loans
Range of Current Mortgage Rates          Mortgage
                                          Loans
            6.500%-6.999%.............         35      $14,915,635.16   6.62%
            7.000%-7.499%.............        373      142,242,566.40   63.11
            7.500%-7.999%.............        179       68,229,696.18   30.27
            Total.....................        587     $225,387,897.74    100%

The weighted average of the current Mortgage Rates for the Group 4 Loans is
7.318%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 4 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 4
                                            of      Reference Date      Loans
Range of Reference Date Principal        Mortgage
Balances                                  Loans
            $75,000.01-$100,000.00....          2          196,180.04   0.09%
            $100,000.01-$125,000.00...          2          208,661.42    0.09
            $125,000.01-$150,000.00...          1          125,657.03    0.06
            $175,000.01-$200,000.00...          2          388,288.79    0.17
            $200,000.01-$250,000.00...         95       22,849,345.03   10.14
            $250,000.01-$300,000.00...        168       45,864,910.83   20.35
            $300,000.01-$400,000.00...        159       54,550,871.54   24.20
            $400,000.01-$500,000.00...         57       25,420,958.09   11.28
            $500,000.01-$600,000.00...         37       20,081,949.44    8.91
            $600,000.01-$700,000.00...         21       13,813,345.97    6.13
            $700,000.01-$800,000.00...         13        9,738,250.99    4.32
            $800,000.01-$900,000.00...          8        6,681,729.01    2.96
            $900,000.01-$1,000,000.00.          8        7,685,524.84    3.41
            $1,000,000.01 or more.....         14       17,782,224.72    7.89
            Total.....................        587     $225,387,897.74    100%

The average of Reference Date Principal Balances for Group 4 Loans is
$383,965.75.

                      Distribution of Mortgaged Property
                           Types for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....          450  $175,019,638.49   77.65%
            Condominium................          125    44,806,644.03    19.88
            2 Family...................            8     3,266,503.82     1.45
            3 Family...................            4     2,295,111.40     1.02
            Total......................          587  $225,387,897.74     100%

                        Distribution of Mortgage Loan
                          Purpose for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          360  $132,866,443.37  58.95%
            Refinance - Cashout........          153    61,317,277.91   27.21
            Property Improv. ..........            1       246,352.85    0.11
            Refinance - Rate/Term......           73    30,957,823.61   13.74
            Total......................          587  $225,387,897.74    100%

                        Distribution of Occupancy Type
                              for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........          584  $224,365,082.78  99.55%
            Investment Property........            3     1,022,814.96    0.45
            Total......................          587  $225,387,897.74    100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 4 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                   7   $ 3,052,787.69   1.35%
            50.001%-55.000%.....                   7     1,931,837.90    0.86
            55.001%-60.000%.....                  11     4,882,514.66    2.17
            60.001%-65.000%.....                  21     8,087,384.77    3.59
            65.001%-70.000%.....                  32    18,300,984.38    8.12
            70.001%-75.000%.....                  87    33,005,077.57   14.64
            75.001%-80.000%.....                 190    66,492,169.18   29.50
            80.001%-85.000%.....                   1       387,365.97    0.17
            85.001%-90.000%.....                  24     7,648,803.02    3.39
            90.001%-95.000%.....                  10     2,886,338.57    1.28
            95.001%-100.00%.....                 197    78,712,634.03   34.92
            Total                                587  $225,387,897.74    100%

The weighted average of the original Loan-to-Value Ratios for the Group 4
Loans is 83.950%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            133-144........                        2    $  590,402.99   0.26%
            301-312........                        5     1,772,136.63    0.79
            313-324........                      506   193,103,261.48   85.68
            325-336........                       74    29,922,096.64   13.28
            Total......................          587  $225,387,897.74    100%

The weighted average remaining term to stated maturity for the Group 4 Loans is 321 months.

                      Distribution of Documentation Type
                              for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
       Reduced Documentation...........          358  $140,665,480.48   62.41%
       Full Doc--Asset and Income                 170    60,110,002.61  26.67
Verification...........................
       Low Documentation...............           59    24,612,414.65    10.92
       Total...........................          587  $225,387,897.74     100%

                    Distribution of Maximum Mortgage Rates
                              for Group 4 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 4
                                            of      Reference Date      Loans
Range of Maximum Mortgage Rates          Mortgage
                                          Loans
            10.501%-11.000%...........         95      $35,673,796.69  15.83%
            11.001%-11.500%...........          2          706,762.36    0.31
            11.501%-12.000%...........         45       17,641,585.98    7.83
            12.001%-12.500%...........        353      132,838,975.46   58.94
            12.501%-13.000%...........         92       38,526,777.25   17.09
            Total.....................        587     $225,387,897.74    100%

The weighted average of the Maximum Mortgage Rates for the Group 4 Loans is
12.095%.

                         Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 4 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 4
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.501%-3.000%.............        583     $224,022,563.90  99.39%
            3.001%-3.500%.............          4        1,365,333.84    0.61
            Total.....................        587     $225,387,897.74    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 4 Loans is 2.877%.

                   Distribution of Original Term to Stated
                          Maturity for Group 4 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 4
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            2    $  590,402.99   0.26%
            360........                          585   224,797,494.75   99.74
            Total............                    587  $225,387,897.74    100%

The weighted average original term to stated maturity for the Mortgage Loans is 360 months.

                       Distribution of First Adjustment
                            Date for Group 4 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 4
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            March 2002................          4      $ 1,515,800.57  0.67%
            April 2002................          8        2,491,038.97   1.11
            May 2002..................         13        5,591,988.99   2.48
            June 2002.................          3        1,079,853.60   0.48
            July 2002.................          7        2,346,490.39   1.04
            August 2002...............         17        7,685,028.66   3.41
            September 2002............         26        9,176,944.71   4.07
            October 2002..............         43       15,451,821.22   6.86
            November 2002.............         48       18,457,311.16   8.19
            December 2002.............         68       24,688,993.68  10.95
            January 2003..............         81       30,207,589.64  13.40
            February 2003.............        112       44,171,510.59  19.60
            March 2003................         78       30,884,781.58  13.70
            April 2003................         79       31,638,743.98  14.04
            Total.....................        587     $225,387,897.74   100%

The weighted average number of months to the first Adjustment Date for the
Group 4 Loans is 22.

                    Distribution of Year of First Payment
                               on Group 4 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 4
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1997.......................          237 $ 88,485,271.95   39.26%
            1998.......................          350  136,902,625.79    60.74
            Total......................          587 $225,387,897.74     100%

                       Distribution of Current Mortgage
                           Rates for Group 5 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 5
                                            of      Reference Date      Loans
Range of Current Mortgage Rates          Mortgage
                                          Loans
            6.500%-6.999%.............        619     $248,717,383.42   28.94%
            7.000%-7.499%.............      1,364      535,960,483.19    62.36
            7.500%-7.999%.............        179       74,834,058.21     8.71
            Total.....................      2,162     $859,511,924.82     100%

The weighted average of the current Mortgage Rates for the Group 5 Loans is
7.102%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 5 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 5
                                            of      Reference Date      Loans
Range of Reference Date Principal        Mortgage
Balances                                  Loans
            $0.01-$25,000.00..........          1           23,108.79       0
            $50,000.01-$75,000.00.....          2          119,838.71    0.01
            $75,000.01-$100,000.00....          1           98,484.10    0.01
            $100,000.01-$125,000.00...          1          123,422.94    0.01
            $125,000.01-$150,000.00...          5          693,430.96    0.08
            $150,000.01-$175,000.00...          3          483,593.40    0.06
            $175,000.01-$200,000.00...          3          568,835.61    0.07
            $200,000.01-$250,000.00...        223       53,754,112.66    6.25
            $250,000.01-$300,000.00...        556      153,200,539.71   17.82
            $300,000.01-$400,000.00...        650      224,185,183.75   26.08
            $400,000.01-$500,000.00...        322      143,828,872.87   16.73
            $500,000.01-$600,000.00...        160       87,436,372.32   10.17
            $600,000.01-$700,000.00...         97       62,039,160.39    7.22
            $700,000.01-$800,000.00...         32       23,920,451.76    2.78
            $800,000.01-$900,000.00...         32       26,894,121.40    3.13
            $900,000.01-$1,000,000.00.         41       39,281,787.43    4.57
            $1,000,000.01 or more.....         33       42,860,608.02    4.99
            Total.....................      2,162     $859,511,924.82    100%

The weighted average of the Reference Date Principal Balances for the Group 5
Loans is $397,554.08.

                      Distribution of Mortgaged Property
                           Types for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....        1,905  $764,928,816.70 89.00%
            Condominium................          162    55,055,774.37   6.41
            2 Family...................           77    30,270,291.63   3.52
            3 Family...................           10     3,956,260.34   0.46
            4 Family...................            8     5,300,781.78   0.62
            Total......................        2,162  $859,511,924.82   100%

                        Distribution of Mortgage Loan
                          Purpose for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          921  $352,297,585.82  40.99%
            Refinance - Cashout........          848   348,095,533.29   40.50
            Property Improv. ..........            1       293,474.39    0.03
            Refinance - Rate/Term......          392   158,825,331.32   18.48
            Total......................        2,162  $859,511,924.82    100%

                        Distribution of Occupancy Type
                              for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........        2,023  $813,085,109.58   94.60%
            Second Home................            9     3,504,959.31     0.41
            Investment Property........          130    42,921,855.93     4.99
            Total......................        2,162  $859,511,924.82     100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 5 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                  22   $ 9,168,729.68   1.07%
            50.001%-55.000%.....                  21     8,307,825.21    0.97
            55.001%-60.000%.....                  24    10,277,512.75    1.20
            60.001%-65.000%.....                  53    25,333,075.65    2.95
            65.001%-70.000%.....                 130    55,596,123.25    6.47
            70.001%-75.000%.....                 240    97,297,218.27   11.32
            75.001%-80.000%.....                 425   152,830,540.36   17.78
            80.001%-85.000%.....                  16     5,484,994.43    0.64
            85.001%-90.000%.....                 105    34,025,143.78    3.96
            90.001%-95.000%.....                  33     9,493,761.61    1.10
            95.001%-100.000%....               1,093   451,696,999.83   52.55
            Total...............               2,162  $859,511,924.82    100%

The weighted average of the original Loan-to-Value Ratios for the Mortgage
Loans is 88.299%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            145-156........                        2    $  724,825.66   0.08%
            325-336........                    2,093   830,042,929.06   96.57
            337-348........                        1       259,493.30    0.03
            361 or more....                       66    28,484,676.80    3.31
            Total......................        2,162  $859,511,924.82    100%

The weighted average remaining term to stated maturity for the Group 5 Loans is 335 months.

                      Distribution of Documentation Type
                              for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
        Reduced Documentation..........           43  $ 17,516,773.55    2.04%
        Full Doc--Asset and Income              1,288   490,234,960.77  57.04
Verification...........................
        Low Documentation..............          826   349,897,130.18   40.71
        Streamline Refinance...........            5     1,863,060.32    0.22
        Total..........................        2,162  $859,511,924.82    100%

                    Distribution of Maximum Mortgage Rates
                              for Group 5 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 5
                                            of      Reference Date      Loans
Range of Maximum Mortgage Rates          Mortgage
                                          Loans
            9.501%-10.000%............          3      $ 1,080,472.87   0.13%
            10.001%-10.500%...........          1          628,739.96    0.07
            10.501%-11.000%...........      1,935      783,987,200.39   91.21
            11.001%-11.500%...........        215       70,778,406.21    8.23
            11.501%-12.000%...........          5        1,786,212.38    0.21
            12.001%-12.500%...........          3        1,250,893.01    0.15
            Total.....................      2,162     $859,511,924.82    100%

The weighted average of the Maximum Mortgage Rates for the Group 5 Loans is
10.938%.

                         Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 5 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 5
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.501%-3.000%.............      1,936     $785,084,975.10  91.34%
            3.001%-3.500%.............        220       72,297,998.29    8.41
            3.501%-4.000%.............          5        1,786,212.38    0.21
            4.001%-4.500%.............          1          342,739.05    0.04
            Total.....................      2,162     $859,511,924.82    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 5 Loans is 2.921%.

                   Distribution of Original Term to Stated
                          Maturity for Group 5 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 5
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            2    $  724,825.66   0.08%
            360........                        2,094   830,302,422.36   96.60
            480........                           66    28,484,676.80    3.31
            Total............                  2,162  $859,511,924.82    100%

The weighted average original term to stated maturity for the Group 5 Loans is 364 months.

                       Distribution of First Adjustment
                            Date for Group 5 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 5
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            May 2003..................        131      $52,472,972.52   6.10%
            June 2003.................        255      100,118,500.33   11.65
            July 2003.................        223       82,085,219.65    9.55
            August 2003...............        243       93,291,226.61   10.85
            September 2003............        244       93,624,707.30   10.89
            October 2003..............        251      100,285,120.26   11.67
            November 2003.............        181       75,669,832.21    8.80
            December 2003.............        107       49,267,216.41    5.73
            January 2004..............        183       72,677,508.58    8.46
            February 2004.............        344      140,019,620.95   16.29
            Total.....................      2,162     $859,511,924.82    100%

The weighted average number of months to the first Adjustment Date for the
Group 5 Loans is 31.

                    Distribution of Year of First Payment
                               on Group 5 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 5
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1998.......................        1,635 $646,814,795.29    75.25%
            1999.......................          527  212,697,129.53     24.75
            Total......................        2,162 $859,511,924.82      100%

                       Distribution of Current Mortgage
                           Rates for Group 6 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 6
                                            of      Reference Date      Loans
Range of Current Mortgage Rates          Mortgage
                                          Loans
            6.500%-6.999%.............         12     $  3,335,242.56    0.32%
            7.000%-7.499%.............      2,094      872,244,843.97    82.39
            7.500%-7.999%.............        489      182,861,506.81    17.27
            8.500%-8.999%.............          1          258,808.82     0.02
            Total.....................      2,596   $1,058,700,402.16     100%

The weighted average of the current Mortgage Rates for the Group 6 Loans is
7.241%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 6 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 6
                                            of      Reference Date      Loans
Range of Reference Date Principal        Mortgage
Balances                                  Loans
            $0.01-$25,000.00..........          1           18,210.08        0
            $25,000.01-$50,000.00.....          1           44,001.07        0
            $100,000.01-$125,000.00...          2          232,687.02     0.02
            $125,000.01-$150,000.00...          2          264,856.90     0.03
            $150,000.01-$175,000.00...          2          311,099.81     0.03
            $175,000.01-$200,000.00...          2          384,273.16     0.04
            $200,000.01-$250,000.00...        175       42,325,674.95     4.00
            $250,000.01-$300,000.00...        697      191,536,028.79    18.09
            $300,000.01-$400,000.00...        823      283,772,344.10    26.80
            $400,000.01-$500,000.00...        379      169,079,186.00    15.97
            $500,000.01-$600,000.00...        200      109,309,718.88    10.32
            $600,000.01-$700,000.00...        129       83,171,400.71     7.86
            $700,000.01-$800,000.00...         52       38,963,741.90     3.68
            $800,000.01-$900,000.00...         39       33,329,421.93     3.15
            $900,000.01-$1,000,000.00.         53       51,075,461.62     4.82
            $1,000,000.01 or more.....         39       54,882,295.24     5.18
            Total.....................      2,596   $1,058,700,402.16     100%

The weighted average of the Reference Date Principal Balances for the Group 6
Loans is $407,819.88.

                      Distribution of Mortgaged Property
                           Types for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....        2,239 $ 931,434,049.07  87.98%
            Townhouse..................           12     3,442,790.66    0.33
            Condominium................          229    73,579,467.79    6.95
            2 Family...................           85    34,502,372.36    3.26
            3 Family...................           23    11,183,658.79    1.06
            4 Family...................            8     4,558,063.49    0.43
            Total......................        2,596 $1,058,700,402.16   100%

                        Distribution of Mortgage Loan
                          Purpose for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Unknown....................            1   $   361,975.40   0.03%
            Purchase...................        1,410   550,736,071.40   52.02
            Refinance - Cashout........          880   374,657,218.04   35.39
            Refinance - Rate/Term......          305   132,945,137.32   12.56
            Total......................        2,596 $1,058,700,402.16   100%

                        Distribution of Occupancy Type
                              for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........        2,423  $999,134,180.90  94.37%
            Second Home................           23     8,798,865.41    0.83
            Investment Property........          150    50,767,355.85    4.80
            Total......................        2,596 $1,058,700,402.16   100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 6 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                  27  $ 11,195,378.81    1.06%
            50.001%-55.000%.....                  27    12,043,663.09     1.14
            55.001%-60.000%.....                  38    18,788,005.12     1.77
            60.001%-65.000%.....                  42    17,444,224.89     1.65
            65.001%-70.000%.....                 136    68,509,878.07     6.47
            70.001%-75.000%.....                 321   136,454,888.58    12.89
            75.001%-80.000%.....                 549   207,762,969.27    19.62
            80.001%-85.000%.....                  21     7,043,981.68     0.67
            85.001%-90.000%.....                 251    81,231,266.82     7.67
            90.001%-95.000%.....                 104    31,282,973.07     2.95
            95.001%-100.000%....               1,080   466,943,172.76    44.11
            Total...............               2,596 $1,058,700,402.16    100%

The weighted average of the original Loan-to-Value Ratios for the Group 6
Loans is 87.204%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            157-168........                        6  $  2,641,155.83   0.25%
            325-336........                      146    64,006,962.72    6.05
            337-348........                    2,358   954,889,440.16   90.19
            349-360........                        2       743,972.66    0.07
            361 or more....                       84    36,418,870.79    3.44
            Total......................        2,596 $1,058,700,402.16   100%

The weighted average remaining term to stated maturity for the Group 6 Loans is 344 months.

                      Distribution of Documentation Type
                              for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
     Full Doc--Asset and Income                 1,055 $ 399,251,882.00  37.71%
Verification...........................
     Low Documentation.................        1,536   657,697,950.50   62.12
     Streamline Refinance..............            5     1,750,569.66    0.17
     Total.............................        2,596 $1,058,700,402.16   100%

                    Distribution of Maximum Mortgage Rates
                              for Group 6 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 6
                                            of      Reference Date      Loans
Range of Maximum Mortgage Rates          Mortgage
                                          Loans
            9.501%-10.000%............          1      $   343,121.14    0.03%
            10.501%-11.000%...........      2,221      934,958,179.35    88.31
            11.001%-11.500%...........        364      119,429,704.83    11.28
            11.501%-12.000%...........          9        3,717,761.29     0.35
            12.001%-12.500%...........          1          251,635.55     0.02
            Total.....................      2,596   $1,058,700,402.16     100%

The weighted average of the Maximum Mortgage Rates for the Group 6 Loans is
11.013%.

                         Distribution of Note Margins and Minimum
                             Mortgage Rates for Group 6 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 6
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.501%-3.000%.............      2,227      937.114.558.93   88.52
            3.001%-3.500%.............        360      118,491,104.16   11.19
            3.501%-4.000%.............          8        2,843,103.52    0.27
            4.001%-4.500%.............          1          251,635.55    0.02
            Total.....................      2,596   $1,058,700,402.16    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 6 Loans is 2.937%.

                   Distribution of Original Term to Stated
                          Maturity for Group 6 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 6
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            180........                            6  $  2,641,155.83    0.25%
            360........                        2,506 1,019,640,375.54    96.31
            480........                           84    36,418,870.79     3.44
            Total............                  2,596 $1,058,700,402.16    100%

The weighted average original term to stated maturity for the Group 6 Loans is 364 months.

                       Distribution of First Adjustment
                            Date for Group 6 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 6
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            March 2004................        146     $ 65,109,222.79    6.15%
            April 2004................        119       52,653,379.37     4.97
            May 2004..................        229      100,698,433.43     9.51
            June 2004.................        171       70,278,852.59     6.64
            July 2004.................        289      122,994,801.07    11.62
            August 2004...............        486      193,293,194.62    18.26
            September 2004............        644      251,038,103.11    23.71
            October 2004..............        512      202,634,415.18    19.14
            Total.....................      2,596   $1,058,700,402.16     100%

The weighted average number of months to the first Adjustment Date for the
Group 6 loans is 41.

                    Distribution of Year of First Payment
                               on Group 6 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 6
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1999.......................        2,596 $1,058,700,402.16    100%
            Total......................        2,596 $1,058,700,402.16    100%

                       Distribution of Current Mortgage
                           Rates for Group 7 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 7
                                            of      Reference Date      Loans
Range of Current Mortgage Rates          Mortgage
                                          Loans
            7.500%-7.999%.............         57      $19,041,647.15   52.02%
            8.000%-8.499%.............         38       17,083,324.70    46.67
            8.500%-8.999%.............          2          476,347.84     1.30
            Total.....................         97      $36,601,319.69     100%

The weighted average of the current Mortgage Rates for the Group 7 Loans is
7.985%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 7 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 7
                                            of      Reference Date      Loans
Range of Reference Date Principal        Mortgage
Balances                                  Loans
            $175,000.01-$200,000.00...          1          190,091.93  0.52%
            $200,000.01-$250,000.00...         10        2,417,936.29   6.61
            $250,000.01-$300,000.00...         36       10,037,687.46  27.42
            $300,000.01-$400,000.00...         22        7,474,777.78  20.42
            $400,000.01-$500,000.00...         14        6,037,705.66  16.50
            $500,000.01-$600,000.00...          4        2,144,457.88   5.86
            $600,000.01-$700,000.00...          4        2,466,638.81   6.74
            $700,000.01-$800,000.00...          2        1,538,061.43   4.20
            $800,000.01-$900,000.00...          2        1,701,934.02   4.65
            $1,000,000.01 or more.....          2        2,592,028.43   7.08
            Total.....................         97      $36,601,319.69   100%

The average of the Reference Date Principal Balances for the Group 7 Loans is
$377,333.19.

                      Distribution of Mortgaged Property
                           Types for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....           74   $27,850,805.76  76.09%
            Condominium................           13     4,554,138.36   12.44
            2 Family...................            5     1,860,003.10    5.08
            3 Family...................            2       813,575.96    2.22
            4 Family...................            3     1,522,796.51    4.16
            Total......................           97   $36,601,319.69    100%

                        Distribution of Mortgage Loan
                          Purpose for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................           56   $21,526,422.39  58.81%
            Refinance - Cashout........           27     9,838,775.81   26.88
            Refinance - Rate/Term......           14     5,236,121.49   14.31
            Total......................           97   $36,601,319.69    100%

                        Distribution of Occupancy Type
                              for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........           80   $30,787,231.63   84.12%
            Investment Property........           17     5,814,088.06    15.88
            Total......................           97   $36,601,319.69     100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 7 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                   1     $ 250,427.66    0.68%
            50.001%-55.000%.....                   1       361,305.68     0.99
            55.001%-60.000%.....                   4     3,091,295.35     8.45
            60.001%-65.000%.....                   9     3,043,886.03     8.32
            65.001%-70.000%.....                   6     3,335,893.84     9.11
            70.001%-75.000%.....                  11     4,138,180.11    11.31
            75.001%-80.000%.....                  33    11,043,258.40    30.17
            85.001%-90.000%.....                  10     3,211,774.95     8.78
            90.001%-95.000%.....                   3       852,321.69     2.33
            95.001%-100.000%....                  19     7,272,975.98    19.87
            Total...............                  97   $36,601,319.69     100%

The weighted average of the original Loan-to-Value Ratios for the Group 7
Loans is 79.468%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            301-312........                        5   $ 1,885,740.20    5.15%
            313-324........                       65    24,917,073.52    68.08
            325-336........                       27     9,798,505.97    26.77
            Total......................           97   $36,601,319.69     100%

The weighted average remaining term to stated maturity for the Group 7 Loans is 320 months.

                      Distribution of Documentation Type
                              for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
   Reduced Documentation...............           16   $ 7,048,662.62   19.26%
   Full Doc--Asset and Income                      33    12,137,248.01  33.16
Verification...........................
   Low Documentation...................           47    17,168,830.52   46.91
   Streamline Refinance................            1       246,578.54    0.67
   Total...............................           97   $36,601,319.69     100%

                    Distribution of Maximum Mortgage Rates
                              for Group 7 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 7
                                            of      Reference Date      Loans
Range of Maximum Mortgage Rates          Mortgage
                                          Loans
            10.501%-11.000%...........          8       $2,944,503.80   8.04%
            11.001%-11.500%...........         17        5,797,054.66   15.84
            11.501%-12.000%...........          2        1,056,947.51    2.89
            12.501%-13.000%...........         54       20,297,267.60   55.46
            13.001%-13.500%...........         14        6,029,198.28   16.47
            13.501%-14.000%...........          2          476,347.84    1.30
            Total.....................         97      $36,601,319.69    100%

The weighted average of the Maximum Mortgage Rates for the Group 7 Loans is
12.523%.

                     Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 7 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 7
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.501%-3.000%.............         70      $27,402,071.67  74.87%
            3.001%-3.500%.............         25        8,142,300.51   22.25
            3.501%-4.000%.............          2        1,056,947.51    2.89
            Total.....................         97      $36,601,319.69    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 7 Loans is 3.006%.

                   Distribution of Original Term to Stated
                          Maturity for Group 7 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 7
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            360........                           97   $36,601,319.69     100%
            Total............                     97   $36,601,319.69     100%

The weighted average original term to stated maturity for the Mortgage Loans is 360 months.

                       Distribution of First Adjustment
                            Date for Group 7 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 7
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            March 2002................          5       $1,885,740.20   5.15%
            April 2002................          2          560,892.65    1.53
            May 2002..................          4        1,157,537.49    3.16
            June 2002.................          9        3,770,850.31   10.30
            July 2002.................         16        4,518,790.63   12.35
            August 2002...............          7        3,951,186.88   10.80
            September 2002............          5        1,570,410.90    4.29
            October 2002..............          4        2,299,744.88    6.28
            November 2002.............          2          539,807.01    1.47
            December 2002.............          3        1,285,600.87    3.51
            January 2003..............          5        1,740,876.14    4.76
            February 2003.............          6        2,705,496.88    7.39
            March 2003................          2          815,878.88    2.23
            April 2003................          2          753,557.72    2.06
            May 2003..................          3          965,447.94    2.64
            June 2003.................          5        2,117,772.76    5.79
            July 2003.................          6        1,983,227.26    5.42
            August 2003...............          3          943,295.33    2.58
            September 2003............          8        3,035,204.96    8.29
            Total.....................         97      $36,601,319.69    100%

The weighted average number of months to the first Adjustment Date for the
Group 7 Loans is 20.

                    Distribution of Year of First Payment
                               on Group 7 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 7
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date
            1997.......................           57  $21,540,561.82    58.85%
            1998.......................           40   15,060,757.87     41.15
            Total......................           97  $36,601,319.69      100%

                       Distribution of Current Mortgage
                           Rates for Group 8 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 8
                                            of      Reference Date      Loans
Range of Current Mortgage Rates          Mortgage
                                          Loans
            7.000%-7.499%.............          1        $ 298,503.25    0.53%
            7.500%-7.999%.............         99       36,836,224.53    65.05
            8.000%-8.499%.............         51       18,994,473.80    33.54
            8.500%-8.999%.............          2          498,692.48     0.88
            Total.....................        153      $56,627,894.06     100%

The weighted average of the current Mortgage Rates for the Group 8 Loans is
7.949%.

            Distribution of Reference Date Mortgage Loan Principal
                          Balances for Group 8 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 8
                                            of      Reference Date      Loans
Range of Reference Date Principal        Mortgage
Balances                                  Loans
            $200,000.01-$250,000.00...         13        3,162,719.99    5.59%
            $250,000.01-$300,000.00...         44       12,177,956.78    21.51
            $300,000.01-$400,000.00...         60       20,509,992.99    36.22
            $400,000.01-$500,000.00...         24       10,763,755.24    19.01
            $500,000.01-$600,000.00...          6        3,277,956.00     5.79
            $600,000.01-$700,000.00...          1          600,033.24     1.06
            $800,000.01-$900,000.00...          1          898,360.58     1.59
            $1,000,000.00 or more.....          4        5,237,119.24     9.25
            Total.....................        153      $56,627,894.06     100%

The average of the Reference Date Principal Balances for the Group 8 Loans is
$370,116.95.

                      Distribution of Mortgaged Property
                           Types for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Property Type                               Loans           of
                                                      Reference Date
            Single-Family Residence....          131   $48,251,802.42   85.21%
            Condominium................           10     3,766,496.61     6.65
            2 Family...................            9     3,197,214.04     5.65
            3 Family...................            1       483,734.32     0.85
            4 Family...................            2       928,646.67     1.64
            Total......................          153   $56,627,894.06     100%

                        Distribution of Mortgage Loan
                          Purpose for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Loan Purpose                                Loans           of
                                                      Reference Date
            Purchase...................          109   $37,974,572.43  67.06%
            Refinance - Cashout........           28    10,506,403.06   18.55
            Refinance - Rate/Term......           16     8,146,918.57   14.39
            Total......................          153   $56,627,894.06    100%

                        Distribution of Occupancy Type
                              for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Occupancy Type                              Loans           of
                                                      Reference Date
            Primary Residence..........          126   $47,387,983.36   83.68%
            Second Home................            2       905,276.62     1.60
            Investment Property........           25     8,334,634.08    14.72
            Total......................          153   $56,627,894.06     100%

Occupancy type is based on representations of the Mortgagor at the time of origination of the related Group 8 Loan.

                    Distribution of Original Loan-to-Value
                           Ratios for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Range of Original Loan-to-Value Ratios      Loans           of
                                                      Reference Date
            50.000% or less.....                   2     $ 627,714.85   1.11%
            50.001%-55.000%.....                   1       493,448.31    0.87
            55.001%-60.000%.....                   2       630,739.45    1.11
            60.001%-65.000%.....                   2       682,635.44    1.21
            65.001%-70.000%.....                   5     2,509,677.91    4.43
            70.001%-75.000%.....                   9     3,244,323.73    5.73
            75.001%-80.000%.....                  13     4,548,071.94    8.03
            80.001%-85.000%.....                   4     1,548,723.16    2.73
            85.001%-90.000%.....                  73    24,272,877.08   42.86
            95.001%-100.000%....                  42    18,069,682.19   31.91
            Total...............                 153   $56,627,894.06    100%

The weighted average of the original Loan-to-Value Ratios for the Group 8
Loans is 88.830%.

                   Distribution of Remaining Term to Stated
                          Maturity for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Range of Months in Remaining Term           Loans           of
                                                      Reference Date
            325-336........                       12    $3,986,810.59   7.04%
            337-348........                      136    51,025,278.36   90.11
            361 or more....                        5     1,615,805.11    2.85
            Total......................          153   $56,627,894.06    100%

The weighted average remaining term to stated maturity for the Group 8 Loans is 345 months.

                      Distribution of Documentation Type
                              for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Documentation Type                          Loans           of
                                                      Reference Date
      Full Doc--Asset and Income                  111   $36,450,718.09   64.37%
Verification...........................
      Low Documentation................           42    20,177,175.97    35.63
      Total............................          153   $56,627,894.06     100%

                    Distribution of Maximum Mortgage Rates
                              for Group 8 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 8
                                            of      Reference Date      Loans
Range of Maximum Mortgage Rates          Mortgage
                                          Loans
            10.501%-11.000%...........         38      $18,550,528.45  32.76%
            11.001%-11.500%...........        104       34,487,964.70   60.90
            11.501%-12.000%...........          2          765,945.89    1.35
            12.001%-12.500%...........          3        1,063,401.98    1.88
            12.501%-13.000%...........          4        1,261,360.56    2.23
            13.001%-13.500%...........          2          498,692.48    0.88
            Total.....................        153      $56,627,894.06    100%

The weighted average of the Maximum Mortgage Rates for the Group 8 Loans is
11.385%.

                         Distribution of Note Margins and Minimum
                       Mortgage Rates for Group 8 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 8
                                            of      Reference Date      Loans
Range of Note Margins                    Mortgage
                                          Loans
            2.501%-3.000%.............         40      $19,155,083.65  33.83%
            3.001%-3.500%.............        103       34,189,461.45   60.38
            3.501%-4.000%.............          1          459,893.94    0.81
            4.001%-4.500%.............          3        1,063,401.98    1.88
            4.501%-5.000%.............          4        1,261,360.56    2.23
            5.001%-5.500%.............          2          498,692.48    0.88
            Total.....................        153      $56,627,894.06    100%

The weighted average of the Note Margins and Minimum Mortgage Rates for the
Group 8 Loans is 3.301%.

                   Distribution of Original Term to Stated
                          Maturity for Group 8 Loans

                                                        Aggregate
                                                        Principal        % of
                                          Number of      Balance       Group 8
                                          Mortgage    Outstanding as    Loans
Number of Months in Original Term           Loans           of
                                                      Reference Date
            360........                          148   $55,012,088.95 97.15%
            480........                            5     1,615,805.11   2.85
            Total............                    153   $56,627,894.06   100%

The weighted average original term to stated maturity for the Group 8 Loans is 363 months.

                       Distribution of First Adjustment
                            Date for Group 8 Loans

                                                  Aggregate Principal
                                                        Balance          % of
                                         Number    Outstanding as of   Group 8
                                            of      Reference Date      Loans
First Adjustment Date                    Mortgage
                                          Loans
            October 2003..............          2        $ 667,164.42   1.18%
            November 2003.............          3        1,267,146.20    2.24
            January 2004..............          3          916,945.47    1.62
            February 2004.............          3          813,104.05    1.44
            March 2004................          1          322,450.45    0.57
            April 2004................          1          300,927.28    0.53
            May 2004..................          4        1,199,242.87    2.12
            June 2004.................          4        1,217,942.51    2.15
            July 2004.................          3        1,335,111.21    2.36
            August 2004...............         28        9,579,251.96   16.92
            September 2004............         34       11,663,017.20    20.6
            October 2004..............         67       27,345,590.44   48.29
            Total.....................        153      $56,627,894.06    100%

The weighted average number of months to the first Adjustment Date for the
Group 8 Loans is 41.

                    Distribution of Year of First Payment
                               on Group 8 Loans

                                                        Aggregate
                                                        Principal       % of
                                          Number of      Balance       Group 8
                                          Mortgage   Outstanding as     Loans
Year of First Payment                       Loans          of
                                                     Reference Date

            1998.......................            5  $ 1,934,310.62   3.42%
            1999.......................          148   54,693,583.44   96.58
            Total......................          153  $56,627,894.06    100%

                                  EXHIBIT 2

                                  Class 1A-1 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          66       65      65      64       63
March 19, 2002...............          47       37      28      19        9
March 19, 2003...............          35       23      11       1        0
March 19, 2004...............          31       18       9       *        0
March 19, 2005...............          27       15       7       *        0
March 19, 2006...............          24       13       5       *        0
March 19, 2007...............          21       11       4       *        0
March 19, 2008...............          18        9       3       *        0
March 19, 2009...............          16        8       3       *        0
March 19, 2010...............          14        6       2       *        0
March 19, 2011...............          13        5       2       *        0
March 19, 2012...............          11        4       1       *        0
March 19, 2013...............          10        4       1       *        0
March 19, 2014...............           9        3       1       *        0
March 19, 2015...............           7        2       1       *        0
March 19, 2016...............           6        2       *       *        0
March 19, 2017...............           6        2       *       *        0
March 19, 2018...............           5        1       *       *        0
March 19, 2019...............           4        1       *       *        0
March 19, 2020...............           3        1       *       *        0
March 19, 2021...............           3        1       *       *        0
March 19, 2022...............           2        *       *       *        0
March 19, 2023...............           2        *       *       *        0
March 19, 2024...............           1        *       *       *        0
March 19, 2025...............           1        *       *       *        0
March 19, 2026...............           1        *       *       *        0
March 19, 2027...............           *        *       *       *        0
March 19, 2028...............           *        *       *       *        0
March 19, 2029...............           0        0       0       0        0
Weighted Average Life ** (years)     5.29     3.04    1.68    0.77     0.60

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 1A-2 Certificates at the Following
                                             Percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 19, 2002...............         100      100     100     100      100
March 19, 2003...............          94       90      87      84       73
March 19, 2004...............          82       74      68      63       50
March 19, 2005...............          72       61      53      46       35
March 19, 2006...............          62       52      42      34       24
March 19, 2007...............          55       43      33      25       17
March 19, 2008...............          49       36      26      19       11
March 19, 2009...............          43       30      21      14        8
March 19, 2010...............          38       25      16      10        5
March 19, 2011...............          34       21      13       7        4
March 19, 2012...............          30       17      10       5        3
March 19, 2013...............          26       14       8       4        2
March 19, 2014...............          23       12       6       3        1
March 19, 2015...............          20       10       5       2        1
March 19, 2016...............          17        8       4       2        1
March 19, 2017...............          15        6       3       1        *
March 19, 2018...............          12        5       2       1        *
March 19, 2019...............          11        4       2       1        *
March 19, 2020...............           9        3       1       *        *
March 19, 2021...............           7        3       1       *        *
March 19, 2022...............           6        2       1       *        *
March 19, 2023...............           5        2       *       *        *
March 19, 2024...............           4        1       *       *        *
March 19, 2025...............           3        1       *       *        *
March 19, 2026...............           2        1       *       *        *
March 19, 2027...............           1        *       *       *        *
March 19, 2028...............           *        *       *       *        *
March 19, 2029...............           0        0       0       0        0
Weighted Average Life ** (years)     8.72     6.75    5.55    4.77     3.88

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 2A-1 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          79       78      77      76       75
March 19, 2002...............          62       54      46      38       30
March 19, 2003...............          47       34      22      11        1
March 19, 2004...............          36       20       7       0        0
March 19, 2005...............          32       17       6       0        0
March 19, 2006...............          28       14       5       0        0
March 19, 2007...............          24       12       4       0        0
March 19, 2008...............          22       10       3       0        0
March 19, 2009...............          19        8       2       0        0
March 19, 2010...............          17        7       2       0        0
March 19, 2011...............          15        6       1       0        0
March 19, 2012...............          13        5       1       0        0
March 19, 2013...............          11        4       1       0        0
March 19, 2014...............          10        3       1       0        0
March 19, 2015...............           9        3       1       0        0
March 19, 2016...............           8        2       *       0        0
March 19, 2017...............           7        2       *       0        0
March 19, 2018...............           6        1       *       0        0
March 19, 2019...............           5        1       *       0        0
March 19, 2020...............           4        1       *       0        0
March 19, 2021...............           3        1       *       0        0
March 19, 2022...............           3        1       *       0        0
March 19, 2023...............           2        *       *       0        0
March 19, 2024...............           2        *       *       0        0
March 19, 2025...............           1        *       *       0        0
March 19, 2026...............           1        *       *       0        0
March 19, 2027...............           1        *       *       0        0
March 19, 2028...............           *        *       *       0        0
March 19, 2029...............           *        *       *       0        0
March 19, 2030...............           0        0       0       0        0
Weighted Average Life ** (years)     5.44     3.15    1.81    1.12     0.91

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 2A-2 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 19, 2002...............         100      100     100     100      100
March 19, 2003...............         100      100     100     100      100
March 19, 2004...............          97       95      94      88       70
March 19, 2005...............          85       79      74      65       49
March 19, 2006...............          74       66      59      48       34
March 19, 2007...............          65       56      46      36       23
March 19, 2008...............          58       47      37      26       16
March 19, 2009...............          51       39      29      19       11
March 19, 2010...............          45       32      23      14        8
March 19, 2011...............          40       27      18      10        5
March 19, 2012...............          35       22      14       8        4
March 19, 2013...............          31       19      11       6        2
March 19, 2014...............          27       15       8       4        2
March 19, 2015...............          23       13       6       3        1
March 19, 2016...............          20       10       5       2        1
March 19, 2017...............          18        8       4       2        1
March 19, 2018...............          15        7       3       1        *
March 19, 2019...............          13        5       2       1        *
March 19, 2020...............          11        4       2       1        *
March 19, 2021...............           9        3       1       *        *
March 19, 2022...............           7        3       1       *        *
March 19, 2023...............           6        2       1       *        *
March 19, 2024...............           5        2       *       *        *
March 19, 2025...............           4        1       *       *        *
March 19, 2026...............           3        1       *       *        *
March 19, 2027...............           2        *       *       *        *
March 19, 2028...............           1        *       *       *        *
March 19, 2029...............           *        *       *       *        *
March 19, 2030...............           0        0       0       0        0
Weighted Average Life ** (years)     9.98     8.11    6.92    5.89     4.77

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 3A-1 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          77       77      76      75       74
March 19, 2002...............          61       53      45      37       29
March 19, 2003...............          46       33      21      10        0
March 19, 2004...............          35       19       6       0        0
March 19, 2005...............          31       16       5       0        0
March 19, 2006...............          27       13       4       0        0
March 19, 2007...............          24       11       3       0        0
March 19, 2008...............          21        9       2       0        0
March 19, 2009...............          19        8       2       0        0
March 19, 2010...............          16        7       1       0        0
March 19, 2011...............          15        5       1       0        0
March 19, 2012...............          13        5       1       0        0
March 19, 2013...............          11        4       1       0        0
March 19, 2014...............          10        3       1       0        0
March 19, 2015...............           9        3       *       0        0
March 19, 2016...............           7        2       *       0        0
March 19, 2017...............           6        2       *       0        0
March 19, 2018...............           5        1       *       0        0
March 19, 2019...............           5        1       *       0        0
March 19, 2020...............           4        1       *       0        0
March 19, 2021...............           3        1       *       0        0
March 19, 2022...............           3        1       *       0        0
March 19, 2023...............           2        *       *       0        0
March 19, 2024...............           2        *       *       0        0
March 19, 2025...............           1        *       *       0        0
March 19, 2026...............           1        *       *       0        0
March 19, 2027...............           1        *       *       0        0
March 19, 2028...............           *        *       *       0        0
March 19, 2029...............           *        *       *       0        0
March 19, 2030...............           0        0       0       0        0
Weighted Average Life ** (years)     5.40     3.09    1.73    1.09     0.89

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 3A-2 Certificates at the Following
                                             Percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 19, 2002...............         100      100     100     100      100
March 19, 2003...............         100      100     100     100      100
March 19, 2004...............          97       95      94      86       69
March 19, 2005...............          85       79      75      64       48
March 19, 2006...............          74       66      59      47       33
March 19, 2007...............          66       56      46      35       23
March 19, 2008...............          58       47      37      26       16
March 19, 2009...............          51       39      29      19       11
March 19, 2010...............          45       32      23      14        7
March 19, 2011...............          40       27      18      10        5
March 19, 2012...............          35       22      14       8        3
March 19, 2013...............          31       19      11       6        2
March 19, 2014...............          27       15       8       4        2
March 19, 2015...............          24       13       6       3        1
March 19, 2016...............          20       10       5       2        1
March 19, 2017...............          18        8       4       2        *
March 19, 2018...............          15        7       3       1        *
March 19, 2019...............          13        6       2       1        *
March 19, 2020...............          11        4       2       1        *
March 19, 2021...............           9        3       1       *        *
March 19, 2022...............           7        3       1       *        *
March 19, 2023...............           6        2       1       *        *
March 19, 2024...............           5        2       *       *        *
March 19, 2025...............           4        1       *       *        *
March 19, 2026...............           3        1       *       *        *
March 19, 2027...............           2        *       *       *        *
March 19, 2028...............           1        *       *       *        *
March 19, 2028...............           *        *       *       *        *
March 19, 2029...............           0        0       0       0        0
Weighted Average Life ** (years)     9.99     8.11    6.92    5.83     4.72

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 4A-1 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          63       62      61      60       60
March 19, 2002...............          48       41      34      27       20
March 19, 2003...............          42       34      26      19       14
March 19, 2004...............          37       27      20      14        9
March 19, 2005...............          32       23      16      11        6
March 19, 2006...............          28       19      13       8        4
March 19, 2007...............          25       16      10       6        3
March 19, 2008...............          22       13       8       4        2
March 19, 2009...............          19       11       6       3        1
March 19, 2010...............          17        9       5       2        1
March 19, 2011...............          15        8       4       2        1
March 19, 2012...............          13        6       3       1        *
March 19, 2013...............          11        5       2       1        *
March 19, 2014...............          10        4       2       1        *
March 19, 2015...............           9        3       1       *        *
March 19, 2016...............           7        3       1       *        *
March 19, 2017...............           6        2       1       *        *
March 19, 2018...............           5        2       1       *        *
March 19, 2019...............           4        1       *       *        *
March 19, 2020...............           4        1       *       *        *
March 19, 2021...............           3        1       *       *        *
March 19, 2022...............           2        1       *       *        *
March 19, 2023...............           2        *       *       *        *
March 19, 2024...............           1        *       *       *        *
March 19, 2025...............           1        *       *       *        *
March 19, 2026...............           1        *       *       *        *
March 19, 2027...............           *        *       *       *        *
March 19, 2028...............           0        0       0       0        0
Weighted Average Life** (years).     6.34     4.25    2.98    2.14     1.54

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 4A-2 Floating Rate Certificates at
                                      the following percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 23, 2002...............          98       97      96      94       93
March 23, 2003...............          86       79      73      67       62
March 23, 2004...............          75       65      57      50       43
March 23, 2005...............          65       54      45      37       30
March 23, 2006...............          57       45      35      27       20
March 23, 2007...............          50       38      28      20       14
March 23, 2008...............          44       31      22      15       10
March 23, 2009...............          39       26      17      11        7
March 23, 2010...............          35       22      13       8        5
March 23, 2011...............          30       18      10       6        3
March 23, 2012...............          26       15       8       4        2
March 23, 2013...............          23       12       6       3        1
March 23, 2014...............          20       10       5       2        1
March 23, 2015...............          17        8       4       2        1
March 23, 2016...............          15        7       3       1        *
March 23, 2017...............          13        5       2       1        *
March 23, 2018...............          11        4       2       1        *
March 23, 2019...............           9        3       1       *        *
March 23, 2020...............           7        3       1       *        *
March 23, 2021...............           6        2       1       *        *
March 23, 2022...............           5        2       *       *        *
March 23, 2023...............           4        1       *       *        *
March 23, 2024...............           3        1       *       *        *
March 23, 2025...............           2        1       *       *        *
March 23, 2026...............           1        *       *       *        *
March 23, 2027...............           *        *       *       *        *
March 23, 2028...............           0        0       0       0        0
Weighted Average Life ** (years)     7.96     6.02    4.82    4.03     3.45

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 5A-1 Certificates at the Following
                                             Percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          33       32      31      30       28
March 19, 2002...............           6        0       0       0        0
March 19, 2003...............           0        0       0       0        0
Weighted Average Life ** (years)     0.64     0.42    0.31    0.24     0.19

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 5A-2 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 19, 2002...............         100       95      85      75       65
March 19, 2003...............          86       70      54      41       29
March 19, 2004...............          75       56      41      29       19
March 19, 2005...............          66       47      33      22       13
March 19, 2006...............          57       39      26      16        9
March 19, 2007...............          51       33      20      12        6
March 19, 2008...............          45       28      16       9        4
March 19, 2009...............          40       23      13       6        3
March 19, 2010...............          35       19      10       5        2
March 19, 2011...............          31       16       8       3        1
March 19, 2012...............          27       13       6       3        1
March 19, 2013...............          24       11       5       2        1
March 19, 2014...............          21        9       4       1        *
March 19, 2015...............          18        7       3       1        *
March 19, 2016...............          16        6       2       1        *
March 19, 2017...............          13        5       2       1        *
March 19, 2018...............          11        4       1       *        *
March 19, 2019...............          10        3       1       *        *
March 19, 2020...............           8        3       1       *        *
March 19, 2021...............           7        2       1       *        *
March 19, 2022...............           6        2       *       *        *
March 19, 2023...............           4        1       *       *        *
March 19, 2024...............           3        1       *       *        *
March 19, 2025...............           3        1       *       *        *
March 19, 2026...............           2        *       *       *        *
March 19, 2027...............           1        *       *       *        *
March 19, 2028...............           *        *       *       *        *
March 19, 2029...............           0        0       0       0        0
Weighted Average Life ** (years)     8.11     5.46    3.86    2.83     2.10

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 5A-3 Floating Rate Certificates at
                                      the following percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 23, 2002...............         100      100     100     100      100
March 23, 2003...............         100      100     100     100      100
March 23, 2004...............          88       83      79      76       71
March 23, 2005...............          77       69      63      56       49
March 23, 2006...............          67       58      50      42       34
March 23, 2007...............          60       48      39      31       24
March 23, 2008...............          53       41      31      23       16
March 23, 2009...............          47       34      24      17       11
March 23, 2010...............          41       28      19      12        8
March 23, 2011...............          36       23      15       9        5
March 23, 2012...............          32       19      12       7        4
March 23, 2013...............          28       16       9       5        2
March 23, 2014...............          24       13       7       4        2
March 23, 2015...............          21       11       5       3        1
March 23, 2016...............          18        9       4       2        1
March 23, 2017...............          16        7       3       1        1
March 23, 2018...............          13        6       2       1        *
March 23, 2019...............          11        5       2       1        *
March 23, 2020...............          10        4       1       *        *
March 23, 2021...............           8        3       1       *        *
March 23, 2022...............           6        2       1       *        *
March 23, 2023...............           5        2       1       *        *
March 23, 2024...............           4        1       *       *        *
March 23, 2025...............           3        1       *       *        *
March 23, 2026...............           2        1       *       *        *
March 23, 2027...............           1        *       *       *        *
March 23, 2028...............           1        *       *       *        *
March 23, 2029...............           0        0       0       0        0
Weighted Average Life ** (years)     9.27     7.37    6.21    5.42     4.82

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 6A-1 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............          63       62      61      60       58
March 19, 2002...............          37       25      12       0        0
March 19, 2003...............          14        0       0       0        0
March 19, 2004...............           0        0       0       0        0
Weighted Average Life ** (years)     1.30     0.87    0.64    0.50     0.41

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 6A-2 Certificates at the following
                                             percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 19, 2002...............         100      100     100      99       88
March 19, 2003...............         100       94      75      59       45
March 19, 2004...............          94       70      50      34       20
March 19, 2005...............          83       58      40      25       14
March 19, 2006...............          72       49      31      19        9
March 19, 2007...............          64       41      25      14        7
March 19, 2008...............          57       34      20      10        5
March 19, 2009...............          50       29      15       8        3
March 19, 2010...............          44       24      12       6        2
March 19, 2011...............          39       20       9       4        1
March 19, 2012...............          34       17       7       3        1
March 19, 2013...............          30       14       6       2        1
March 19, 2014...............          26       11       4       2        *
March 19, 2015...............          23        9       3       1        *
March 19, 2016...............          20        8       3       1        *
March 19, 2017...............          17        6       2       1        *
March 19, 2018...............          15        5       2       *        *
March 19, 2019...............          13        4       1       *        *
March 19, 2020...............          11        3       1       *        *
March 19, 2021...............           9        3       1       *        *
March 19, 2022...............           7        2       *       *        *
March 19, 2023...............           6        2       *       *        *
March 19, 2024...............           5        1       *       *        *
March 19, 2025...............           4        1       *       *        *
March 19, 2026...............           3        1       *       *        *
March 19, 2027...............           2        *       *       *        *
March 19, 2028...............           1        *       *       *        *
March 19, 2029...............           *        *       *       *        *
March 19, 2030...............           0        0       0       0        0
Weighted Average Life ** (years)     9.85     6.58    4.64    3.39     2.50

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class 6A-3 Floating Rate Certificates at
                                      the following percentages of CPR
                                 -------------------------------------------
Distribution Date                    10%       15%     20%     25%      30%
                                 -------------------------------------------
March 23, 2001...............         100      100     100     100      100
March 23, 2002...............         100      100     100     100      100
March 23, 2003...............         100      100     100     100      100
March 23, 2004...............          99       98      98      98       97
March 23, 2005...............          87       82      78      72       67
March 23, 2006...............          76       69      61      54       46
March 23, 2007...............          67       58      48      40       32
March 23, 2008...............          59       48      38      29       22
March 23, 2009...............          53       40      30      22       15
March 23, 2010...............          47       34      24      16       10
March 23, 2011...............          41       28      18      12        7
March 23, 2012...............          36       23      14       9        5
March 23, 2013...............          32       19      11       6        3
March 23, 2014...............          28       16       9       5        2
March 23, 2015...............          24       13       7       3        2
March 23, 2016...............          21       11       5       2        1
March 23, 2017...............          18        9       4       2        1
March 23, 2018...............          16        7       3       1        *
March 23, 2019...............          13        6       2       1        *
March 23, 2020...............          11        5       2       1        *
March 23, 2021...............           9        4       1       *        *
March 23, 2022...............           8        3       1       *        *
March 23, 2023...............           6        2       1       *        *
March 23, 2024...............           5        2       *       *        *
March 23, 2025...............           4        1       *       *        *
March 23, 2026...............           3        1       *       *        *
March 23, 2027...............           2        1       *       *        *
March 23, 2028...............           1        *       *       *        *
March 23, 2029...............           *        *       *       *        *
March 23, 2030...............           0        0       0       0        0
Weighted Average Life ** (years)    10.20     8.32    7.11    6.25     5.65

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                   Class 7-A Certificates at the following
                                              percentages of CPR
                                 ---------------------------------------------
Distribution Date                    10%       15%      20%      25%      30%
                                 ---------------------------------------------
March 23, 2001...............          74       74       73       73       72
March 19, 2002...............          65       61       56       52       47
March 19, 2003...............          57       50       43       37       31
March 19, 2004...............          50       40       33       27       22
March 19, 2005...............          43       34       26       20       15
March 19, 2006...............          38       28       21       15       10
March 19, 2007...............          33       23       16       11        7
March 19, 2008...............          29       20       13        8        5
March 19, 2009...............          26       16       10        6        3
March 19, 2010...............          23       14        8        4        2
March 19, 2011...............          20       11        6        3        2
March 19, 2012...............          18        9        5        2        1
March 19, 2013...............          15        8        4        2        1
March 19, 2014...............          13        6        3        1        *
March 19, 2015...............          11        5        2        1        *
March 19, 2016...............          10        4        2        1        *
March 19, 2017...............           8        3        1        *        *
March 19, 2018...............           7        3        1        *        *
March 19, 2019...............           6        2        1        *        *
March 19, 2020...............           5        2        1        *        *
March 19, 2021...............           4        1        *        *        *
March 19, 2022...............           3        1        *        *        *
March 19, 2023...............           2        1        *        *        *
March 19, 2024...............           2        *        *        *        *
March 19, 2025...............           1        *        *        *        *
March 19, 2026...............           1        *        *        *        *
March 19, 2027...............           *        *        *        *        *
March 19, 2028...............           0        0        0        0        0
Weighted Average Life ** (years)     7.17     5.17     3.94     3.14     2.55

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                   Class 8-A Certificates at the following
                                              percentages of CPR
                                 ---------------------------------------------
Distribution Date                    10%       15%      20%      25%      30%
                                 ---------------------------------------------
March 23, 2001...............          86       85       85       84       84
March 19, 2002...............          76       71       66       61       56
March 19, 2003...............          67       58       50       43       37
March 19, 2004...............          58       48       39       32       26
March 19, 2005...............          51       40       31       24       18
March 19, 2006...............          45       33       24       18       12
March 19, 2007...............          40       28       19       13        9
March 19, 2008...............          35       23       15       10        6
March 19, 2009...............          31       20       12        7        4
March 19, 2010...............          28       16        9        5        3
March 19, 2011...............          24       14        7        4        2
March 19, 2012...............          21       11        6        3        1
March 19, 2013...............          19        9        5        2        1
March 19, 2014...............          17        8        4        2        1
March 19, 2015...............          14        6        3        1        *
March 19, 2016...............          13        5        2        1        *
March 19, 2017...............          11        4        2        1        *
March 19, 2018...............           9        4        1        *        *
March 19, 2019...............           8        3        1        *        *
March 19, 2020...............           7        2        1        *        *
March 19, 2021...............           6        2        1        *        *
March 19, 2022...............           5        1        *        *        *
March 19, 2023...............           4        1        *        *        *
March 19, 2024...............           3        1        *        *        *
March 19, 2025...............           2        1        *        *        *
March 19, 2026...............           2        *        *        *        *
March 19, 2027...............           1        *        *        *        *
March 19, 2028...............           1        *        *        *        *
March 19, 2029...............           *        *        *        *        *
March 19, 2030...............           0        0        0        0        0
Weighted Average Life ** (years)     7.47     5.32     4.03     3.19     2.59

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                  Class M-1, Class M-2, Class M-3 and Class
                                      M-4 Certificates at the following
                                              percentages of CPR
                                 ---------------------------------------------
Distribution Date                    10%       15%      20%      25%      30%
                                 ---------------------------------------------
March 23, 2001...............          99       99       99       99       99
March 19, 2002...............          97       97       97       97       97
March 19, 2003...............          96       96       96       92       83
March 19, 2004...............          95       95       83       68       57
March 19, 2005...............          94       84       66       50       40
March 19, 2006...............          93       71       52       37       27
March 19, 2007...............          83       59       41       28       19
March 19, 2008...............          73       50       32       20       13
March 19, 2009...............          65       41       25       15        9
March 19, 2010...............          57       34       20       11        6
March 19, 2011...............          51       29       16        8        4
March 19, 2012...............          44       24       12        6        3
March 19, 2013...............          39       20       10        4        2
March 19, 2014...............          34       16        7        3        1
March 19, 2015...............          30       13        6        2        1
March 19, 2016...............          26       11        4        2        1
March 19, 2017...............          22        9        3        1        *
March 19, 2018...............          19        7        3        1        *
March 19, 2019...............          16        6        2        1        *
March 19, 2020...............          14        5        1        *        *
March 19, 2021...............          11        4        1        *        *
March 19, 2022...............           9        3        1        *        *
March 19, 2023...............           7        2        1        *        *
March 19, 2024...............           6        2        *        *        *
March 19, 2025...............           4        1        *        *        *
March 19, 2026...............           3        1        *        *        *
March 19, 2027...............           2        *        *        *        *
March 19, 2028...............           1        *        *        *        *
March 19, 2029...............           *        *        *        *        *
March 19, 2030...............           0        0        0        0        0
Weighted Average Life ** (years)    11.60     8.45     6.43     5.07     4.24

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.